Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-223774

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
$2,500,000,000 4.150% Notes due 2025	$2,500,000,000	$303,000
Guarantees of $2,500,000,000 4.150% Notes due 2025(2)	(3)	(3)
$4,250,000,000 4.750% Notes due 2029	$4,250,000,000	$515,100
Guarantees of $4,250,000,000 4.750% Notes due 2029(2)	(3)	(3)
$750,000,000 4.900% Notes due 2031	$750,000,000	$90,900
Guarantees of $750,000,000 4.900% Notes due 2031(2)	(3)	(3)
$2,000,000,000 5.450% Notes due 2039	$2,000,000,000	$242,400
Guarantees of $2,000,000,000 5.450% Notes due 2039(2)	(3)	(3)
$4,000,000,000 5.550% Notes due 2049	$4,000,000,000	$484,800
Guarantees of $4,000,000,000 5.550% Notes due 2049(2)	(3)	(3)
$2,000,000,000 5.800% Notes due 2059	$2,000,000,000	$242,400
Guarantees of $2,000,000,000 5.800% Notes due 2059(2)	(3)	(3)
Total	$15,500,000,000	$1,878,600

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.
(2)	See prospectus supplement for guarantors of this issuance.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

Prospectus Supplement

(To Prospectus dated 19 March 2018) (the “Prospectus”)

Anheuser-Busch InBev Worldwide Inc.

$2,500,000,000 4.150% Notes due 2025

$4,250,000,000 4.750% Notes due 2029

$750,000,000 4.900% Notes due 2031

$2,000,000,000 5.450% Notes due 2039

$4,000,000,000 5.550% Notes due 2049

$2,000,000,000 5.800% Notes due 2059

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Finance Inc.

Brandbev S.à r.l.

Brandbrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

The fixed rate notes due 2025 (the “2025 Notes”) will bear interest at a rate of 4.150% per year, the fixed rate notes due 2029 (the “2029 Notes”) will bear interest at a rate of 4.750% per year, the fixed rate notes due 2031 (the “2031 Notes”) will bear interest at a rate of 4.900% per year, the fixed rate notes due 2039 (the “2039 Notes”) will bear interest at a rate of 5.450% per year, the fixed rate notes due 2049 (the “2049 Notes”) will bear interest at a rate of 5.550% per year, the fixed rate notes due 2059 (the “2059 Notes,” and together with the 2025 Notes, the 2029 Notes, the 2031 Notes, the 2039 Notes and the 2049 Notes, the “Notes”) will bear interest at a rate of 5.800% per year. Interest on the Notes will be payable semi-annually in arrears on 23 January and 23 July of each year, commencing on 23 July 2019. The 2025 Notes will mature on 23 January 2025, the 2029 Notes will mature on 23 January 2029, the 2031 Notes will mature on 23 January 2031, the 2039 Notes will mature on 23 January 2039, the 2049 Notes will mature on 23 January 2049 and the 2059 Notes will mature on 23 January 2059. The Notes will be issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). Application will be made to list each series of Notes on the New York Stock Exchange. There can be no assurance that any series of Notes will be listed.

The Issuer may, at its option, redeem each series of Notes in whole or in part, at any time as further provided in “Description of the Notes—Optional Redemption.” The Issuer may also redeem each series of the Notes at the Issuer’s (or, if applicable, the Parent Guarantor’s) option, in whole but not in part, at 100% of the principal amount then outstanding plus accrued interest if certain tax events occur as described in “Description of the Notes—Optional Tax Redemption.”

Investing in the Notes involves risks. See “Risk Factors” beginning on page 2 of the accompanying Prospectus. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to the Issuer
Per 2025 Note	99.900%	0.350%	99.550%
Total for 2025 Notes	$2,497,500,000	$8,750,000	$2,488,750,000
Per 2029 Note	99.685%	0.450%	99.235%
Total for 2029 Notes	$4,236,612,500	$19,125,000	$4,217,487,500
Per 2031 Note	99.641%	0.475%	99.166%
Total for 2031 Notes	$747,307,500	$3,562,500	$743,745,000
Per 2039 Note	99.722%	0.650%	99.072%
Total for 2039 Notes	$1,994,440,000	$13,000,000	$1,981,440,000
Per 2049 Note	99.667%	0.750%	98.917%
Total for 2049 Notes	$3,986,680,000	$30,000,000	$3,956,680,000
Per 2059 Note	99.645%	0.800%	98.845%
Total for 2059 Notes	$1,992,900,000	$16,000,000	$1,976,900,000

(1)	Plus accrued interest, if any, from and including 23 January 2019.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company and its direct and indirect participants (including Euroclear S.A./N.V. and Clearstream Banking, société anonyme) on or about 23 January 2019.

Joint Bookrunners

BofA Merrill Lynch	Barclays	Citigroup	Deutsche Bank Securities	J.P. Morgan

Mizuho Securities	MUFG	Rabo Securities	SMBC Nikko

Co-Managers

NatWest Markets	Wells Fargo Securities	Commerzbank	U.S. Bancorp

The date of this Prospectus Supplement is 10 January 2019.

PROSPECTUS SUPPLEMENT

PROSPECTUS

THE OFFERING

This section outlines the specific financial and legal terms of the Notes that are described in greater detail under “Description of the Notes” beginning on page S-17 of this Prospectus Supplement and under “Description of Debt Securities and Guarantees” beginning on page 18 of the accompanying Prospectus. If anything described in this section is inconsistent with the terms described under “Description of the Notes” in this Prospectus Supplement or in “Description of Debt Securities and Guarantees” in the accompanying Prospectus, the terms described below shall prevail. References to “$” or “USD” in this Prospectus Supplement are to U.S. dollars, and references to “€” or “EUR” are to euros. References to “we,” “us” and “our” are, as the context requires, to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV as more fully described on page 1 of the accompanying Prospectus.

Issuer	Anheuser-Busch InBev Worldwide Inc., a Delaware corporation (the “Issuer”).

Parent Guarantor	Anheuser-Busch InBev SA/NV, a Belgian public limited liability company (the “Parent Guarantor”).

Subsidiary Guarantors	Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch Companies, LLC (each a “Subsidiary Guarantor” and together with the Parent Guarantor, the “Guarantors”), will, along with the Parent Guarantor, jointly and severally guarantee the Notes on an unconditional, full and irrevocable basis, subject to certain limitations described in “Description of Debt Securities and Guarantees” in the accompanying Prospectus.

Securities Offered

$2,500,000,000 aggregate principal amount of 4.150% notes due 2025 (the “2025 Notes”). The 2025 Notes will mature on 23 January 2025.

$4,250,000,000 aggregate principal amount of 4.750% notes due 2029 (the “2029 Notes”). The 2029 Notes will mature on 23 January 2029.

$750,000,000 aggregate principal amount of 4.900% notes due 2031 (the “2031 Notes”). The 2031 Notes will mature on 23 January 2031.

$2,000,000,000 aggregate principal amount of 5.450% notes due 2039 (the “2039 Notes”). The 2039 Notes will mature on 23 January 2039.

$4,000,000,000 aggregate principal amount of 5.550% notes due 2049 (the “2049 Notes”). The 2049 Notes will mature on 23 January 2049.

$2,000,000,000 aggregate principal amount of 5.800% notes due 2059 (the “2059 Notes”). The 2059 Notes will mature on 23 January 2059.

The Notes are redeemable prior to maturity as described in “Description of the
Notes—Optional Redemption” and will be redeemable prior to maturity as described under “Description of the Notes—Optional Tax Redemption.”

Price to Public

99.900% of the principal amount of the 2025 Notes, plus accrued interest, if any, from and including 23 January 2019.

99.685% of the principal amount of the 2029 Notes, plus accrued interest, if any, from and including 23 January 2019.

99.641% of the principal amount of the 2031 Notes, plus accrued interest, if any, from and including 23 January 2019.

99.722% of the principal amount of the 2039 Notes, plus accrued interest, if any, from and including 23 January 2019.

99.667% of the principal amount of the 2049 Notes, plus accrued interest, if any, from and including 23 January 2019.

99.645% of the principal amount of the 2059 Notes, plus accrued interest, if any, from and including 23 January 2019.

Ranking of the Notes	The Notes will be senior unsecured obligations of the Issuer and will rank equally among themselves, and with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Ranking of the Guarantees	Subject to certain limitations described in “Description of Debt Securities and Guarantees” in the accompanying Prospectus, each Note will be jointly and severally guaranteed by each of the Guarantors, on an unconditional, full and irrevocable basis (each a “Guarantee” and collectively the “Guarantees”). The Guarantees will be the direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and pari passu with all other existing and future unsecured and unsubordinated general obligations of the Guarantors. Each of the Guarantors other than the Parent Guarantor shall be entitled to terminate its Guarantee in certain circumstances as further described under “Description of Debt Securities and Guarantees” in the accompanying Prospectus.

Minimum Denomination	The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Payment of Principal and Interest on the Notes

The principal amount of the 2025 Notes is $2,500,000,000 and the 2025 Notes will bear interest at the rate per annum of 4.150%.

The principal amount of the 2029 Notes is $4,250,000,000 and the 2029 Notes will bear interest at the rate per annum of 4.750%.

The principal amount of the 2031 Notes is $750,000,000 and the 2031 Notes will bear interest at the rate per annum of 4.900%.

The principal amount of the 2039 Notes is $2,000,000,000 and the 2039 Notes will bear interest at the rate per annum of 5.450%.

The principal amount of the 2049 Notes is $4,000,000,000 and the 2049 Notes will bear interest at the rate per annum of 5.550%.

The principal amount of the 2059 Notes is $2,000,000,000 and the 2059 Notes will bear interest at the rate per annum of 5.800%.

Interest on the Notes will be payable semi-annually in arrears on 23 January and 23 July of each year, commencing on 23 July 2019. Interest on the Notes will accrue from 23 January 2019.

If the date of such interest payment is not a Business Day, then payment will be made on the next succeeding Business Day and no interest shall accrue on the payment so deferred. Interest will accrue on the Notes until the principal of the applicable Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest on the Notes will be paid to the persons in whose names such Notes (or one or more predecessor notes) are registered at the close of business on the 8 January and 8 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day.

If the date of maturity of principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Business Day	A day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

Additional Amounts	To the extent any Guarantor is required to make payments in respect of the Notes, such Guarantor will make all payments in respect of the Notes without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law, in which event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable on account of any taxes or duties only in the circumstances described under “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying Prospectus.

References to principal or interest in respect of the Notes include any Additional Amounts, which may be payable as set forth in the Indenture (as defined herein).

The covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States, but shall apply to the Issuer at any time that the Issuer is incorporated in any jurisdiction outside the United States.

Optional Redemption	Prior to (i) with respect to the 2025 Notes, 23 December 2024 (one month prior to the maturity date of the 2025 Notes), (ii) with respect to the 2029 Notes, 23 October 2028 (three months prior to the maturity date of the 2029 Notes), (iii) with respect to the 2031 Notes, 23 October 2030 (three months prior to the maturity date of the 2031 Notes); (iv) with respect to the 2039 Notes, 23 July 2038 (six months prior to the maturity date of the 2039 Notes), (v) with respect to the 2049 Notes, 23 July 2048 (six months prior to the maturity date of the 2049 Notes), (vi) with respect to the 2059 Notes, 23 July 2058 (six months prior to the maturity date of the 2059 Notes), each series of Notes may be redeemed at any time, at the Issuer’s option, as a whole or in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•  100% of the aggregate principal amount of the Notes to be redeemed; and

•  as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

On or after, with respect to the 2025 Notes, 23 December 2024 (one month prior to the maturity date of the 2025 Notes), (ii) with respect to the 2029 Notes, 23 October 2028 (three months prior to the maturity date of the 2029 Notes), (iii) with respect to the 2031 Notes, 23 October 2030 (three months prior to the maturity date of the 2031 Notes); (iv) with respect to the 2039 Notes, 23 July 2038 (six months prior to the maturity date of the 2039 Notes), (v) with respect to the 2049 Notes, 23 July 2048 (six months prior to the maturity date of the 2049 Notes) and (vi) with respect to the 2059 Notes, 23 July 2058 (six months prior to the maturity date of the 2059 Notes), each series of Notes will be redeemable as a whole or in part, at the Issuer’s option at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

Optional Tax Redemption	Each series of Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying Prospectus), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the date of this prospectus supplement (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it, provided, however, that any series of Notes may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under such Notes to a Substitute Issuer (as defined in “Description of the Notes”), unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by the Parent Guarantor.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obligated to pay the Additional Amounts if a payment in respect of such series of Notes were then due.

Use of Proceeds

The Issuer intends to apply substantially all of the net proceeds (estimated to be approximately $15,365 million before expenses) from the sale of the Notes for general corporate purposes, including the repayment of upcoming debt maturities in 2021 to 2024 and 2026.

Specifically, Issuer and the Parent Guarantor intend to use the net proceeds, after deducting the initial purchasers’ discount and other estimated offering expenses payable by the Issuer, from this offering to purchase for cash up to $16.5 billion aggregate purchase price the following outstanding notes, issued by either the Issuer, Anheuser-Busch Companies, LLC or Anheuser-Busch InBev Finance Inc., subject to the terms of an offer to purchase, dated as of the date of this prospectus supplement:

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Issuer
2.650% Notes due 2021	035242 AJ5 / US035242 AJ52	$4,967,588,000	Anheuser-Busch InBev Finance Inc. (“ABIFI”)
Floating Rate Notes due 2021	035242 AK2 / US035242 AK26	$500,000,000	ABIFI
4.375% Notes due 2021	03523TBB3 / US03523T BB35	$500,000,000	Anheuser-Busch InBev Worldwide Inc. (“ABIWW”)
3.750% Notes due 2022	035240 AD2 / US035240 AD27	$2,350,039,000	ABIWW
2.500% Notes due 2022	03523TBP2 / US03523T BP21	$3,000,000,000	ABIWW
2.625% Notes due 2023	035242 AA4 / US035242 AA44	$1,250,000,000	ABIFI
3.300% Notes due 2023	035242 AL0 / US035242 AL09	$6,000,000,000	ABIFI
Floating Rate Notes due 2024	035240AK6 / US035240 AK69	$500,000,000	ABIWW
3.500% Notes due 2024	035240AJ9 / US035240 AJ96	$1,500,000,000	ABIWW
3.700% Notes due 2024	03524B AE6 / US03524B AE65	$1,400,000,000	ABIFI
3.650% Notes due 2026	035242 AP1 / US035242 AP13	$2,444,837,000	ABIFI
3.650% Notes due 2026	03522A AD2 / U00323 AD4 / US03522A AD28 / USU00323 AD40	$8,555,163,000	ABIWW and Anheuser-Busch Companies, LLC (“ABC”)

The 3.500% Notes due 2024 and Floating Rate Notes due 2024 were issued on 4 April 2018, and the funds from that issuance were used for general corporate purposes, including the repayment of debt maturities in 2019 and 2020.

The Floating Rate Notes due 2021 bear interest at a floating rate per year equal to the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), plus 1.260%, and for the current interest period ending on February 1, 2019, such rate is equal to 3.81850% per annum. The Floating Rate Notes due 2024 bear interest at a floating rate per year equal to the 3-month U.S. dollar LIBOR, plus 0.74%, and for the current interest period ending on January 12, 2019, such rate is equal to 3.16519% per annum.

One or more of the initial purchasers or their respective affiliates may own notes in the aforementioned tender offers and be eligible to participate in the offer to purchase. As a result, one or more of the initial purchasers or their respective affiliates may receive a portion of the net proceeds from this offering.

This offering is not conditioned upon the consummation of the aforementioned tender offers. In the event that such tender offers are not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including the repayment of upcoming debt maturities in 2021 to 2024 and 2026.

Listing and Trading	Application will be made for each series of the Notes to be admitted to listing on the New York Stock Exchange (“NYSE”). No assurance can be given that such application will be approved.

Name of Depositary	The Depository Trust Company (“DTC”).

Book-Entry Form	The Notes will initially be issued to investors in book-entry form only. Fully-registered global notes representing the total aggregate principal amount of the Notes of each series will be issued and registered in the name of a nominee for DTC, the securities depositary for the Notes, for credit to accounts of direct or indirect participants in DTC, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). Unless and until Notes in definitive certificated form are issued, the only holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Except as described in this Prospectus Supplement or accompanying Prospectus, a beneficial owner of any interest in a global note will not be entitled to receive physical delivery of definitive Notes. Accordingly, each beneficial owner of any interest in a global note must rely on the procedures of DTC, Euroclear, Clearstream, or their participants, as applicable, to exercise any rights under the Notes.

Taxation	For a discussion of the United States, Belgian and Luxembourg tax consequences associated with the Notes, see “Taxation—Supplemental Discussion of United States Taxation,” “Taxation—Belgian Taxation” and “Taxation—Luxembourg Taxation” in this Prospectus Supplement and “Tax Considerations” in the accompanying Prospectus. Investors should consult their own tax advisors in determining the non-United States, United States federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

Governing Law	The Notes, the Guarantees and the Indenture related thereto, will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Notes	The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes of a series (the “Additional Notes”) maturing on the same maturity date as the other Notes of that series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Trustee, Principal Paying Agent, Transfer Agent and Registrar	The Trustee, principal paying agent, transfer agent and registrar is The Bank of New York Mellon Trust Company, N.A. (“Trustee”).

CUSIPs:	2025 Notes: 03523TBX5 2029 Notes: 035240AQ3 2031 Notes: 035240AR1 2039 Notes: 03523TBU1 2049 Notes: 03523TBV9 2059 Notes: 03523TBW7

ISINs:	2025 Notes: US03523TBX54 2029 Notes: US035240AQ30 2031 Notes: US035240AR13 2039 Notes: US03523TBU16 2049 Notes: US03523TBV98 2059 Notes: US03523TBW71

CONCURRENT DEBT TENDER OFFERS

Concurrent with this offering and conditioned on the completion of this offering in an amount satisfactory to the Issuer (unless waived), we have made offers to purchase for cash (together, the “Offer to Purchase”) up to an aggregate purchase price of $16.5 billion the following series of outstanding notes (together, the “Tender Offer Notes”), issued by either the Issuer, Anheuser-Busch Companies, LLC or Anheuser-Busch InBev Finance Inc., subject to the terms of an offer to purchase, dated as of the date of this prospectus supplement:

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Issuer
2.650% Notes due 2021	035242 AJ5 / US035242 AJ52	$4,967,588,000	Anheuser-Busch InBev Finance Inc. (“ABIFI”)
Floating Rate Notes due 2021	035242 AK2 / US035242 AK26	$500,000,000	ABIFI
4.375% Notes due 2021	03523TBB3 / US03523T BB35	$500,000,000	Anheuser-Busch InBev Worldwide Inc. (“ABIWW”)
3.750% Notes due 2022	035240 AD2 / US035240 AD27	$2,350,039,000	ABIWW
2.500% Notes due 2022	03523TBP2 / US03523T BP21	$3,000,000,000	ABIWW
2.625% Notes due 2023	035242 AA4 / US035242 AA44	$1,250,000,000	ABIFI
3.300% Notes due 2023	035242 AL0 / US035242 AL09	$6,000,000,000	ABIFI
Floating Rate Notes due 2024	035240AK6 / US035240 AK69	$500,000,000	ABIWW
3.500% Notes due 2024	035240AJ9 / US035240 AJ96	$1,500,000,000	ABIWW
3.700% Notes due 2024	03524B AE6 / US03524B AE65	$1,400,000,000	ABIFI
3.650% Notes due 2026	035242 AP1 / US035242 AP13	$2,444,837,000	ABIFI
3.650% Notes due 2026	03522A AD2 / U00323 AD4 / US03522A AD28 / USU00323 AD40	$8,555,163,000	ABIWW and Anheuser-Busch Companies, LLC (“ABC”)

The 3.500% Notes due 2024 and Floating Rate Notes due 2024 were issued on 4 April 2018, and the funds from that issuance were used for general corporate purposes, including the repayment of debt maturities in 2019 and 2020.

The Floating Rate Notes due 2021 bear interest at a floating rate per year equal to the 3-month U.S. dollar London Interbank Offered Rate (“LIBOR”), plus 1.260%, and for the current interest period ending on February 1, 2019, such rate is equal to 3.81850% per annum. The Floating Rate Notes due 2024 bear interest at a floating rate per year equal to the 3-month U.S. dollar LIBOR, plus 0.74%, and for the current interest period ending on January 12, 2019, such rate is equal to 3.16519% per annum.

One or more of the initial purchasers or their respective affiliates may own Tender Offer Notes and be eligible to participate in the Offer to Purchase. As a result, one or more of the initial purchasers or their respective affiliates may receive a portion of the net proceeds from this offering. The Offer to Purchase is conditioned upon the satisfaction or waiver of certain specified conditions, and we cannot assure you that the Offer to Purchase will be consummated in accordance with its respective terms, or at all, or that the Tender Offer Notes will be tendered and purchased in the Offer to Purchase. This offering is not conditioned upon the consummation of the Offer to Purchase.

ABOUT THIS PROSPECTUS SUPPLEMENT

Prospective investors should rely on the information provided in this Prospectus Supplement, the accompanying Prospectus and the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. No person is authorized to make any representation or give any information not contained in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Any such representation or information not contained in this Prospectus Supplement, the accompanying Prospectus or the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus must not be relied upon as having been authorized by us or the underwriters. Please see “Incorporation of Certain Information by Reference” in this Prospectus Supplement and the accompanying Prospectus for information about the documents that are incorporated by reference.

We are not offering to sell or soliciting offers to buy any securities other than the Notes offered under this Prospectus Supplement, nor are we offering to sell or soliciting offers to buy the Notes in places where such offers are not permitted by applicable law. You should not assume that the information in this Prospectus Supplement or the accompanying Prospectus, or the information we have previously filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated by reference in this Prospectus Supplement and the accompanying Prospectus, is accurate as of any date other than their respective dates.

The Notes described in this Prospectus Supplement are the Issuer’s debt securities being offered under registration statement no. 333-223774 filed with the SEC, under the U.S. Securities Act of 1933, as amended (the “Securities Act”). The accompanying Prospectus is part of that registration statement. The accompanying Prospectus provides you with a general description of the securities that we may offer, and this Prospectus Supplement contains specific information about the terms of this offering and the Notes. This Prospectus Supplement also adds, updates or changes information provided or incorporated by reference in the accompanying Prospectus. Consequently, before you invest, you should read this Prospectus Supplement together with the accompanying Prospectus as well as the documents incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Those documents contain information about us, the Notes and other matters. Our shelf registration statement, any post-effective amendments thereto, the various exhibits thereto, and the documents incorporated therein and herein by reference, contain additional information about us and the Notes. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov. Certain terms used but not defined in this Prospectus Supplement are defined in the Prospectus.

References to “$” or “USD” in this Prospectus Supplement are to U.S. dollars, and references to “€” or “EUR” are to euros.

The distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who receive copies of this Prospectus Supplement and the accompanying Prospectus should inform themselves about and observe those restrictions. See “Underwriting” in this Prospectus Supplement.

FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, including documents that are filed with the SEC and incorporated by reference herein, and the accompanying Prospectus, may contain statements that include the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “anticipate”, “estimate”, “project”, “may”, “might”, “could”, “believe”, “expect”, “plan”, “potential”, “we aim”, “our goal”, “our vision”, “we intend” or similar expressions that are forward-looking statements. These statements are subject to certain risks and uncertainties. Actual results may differ materially from those suggested by these statements due to, among others, the risks or uncertainties listed below. See also “Risk Factors” beginning on page 2 of the accompanying Prospectus for further discussion of risks and uncertainties that could impact our business.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•

local, regional, national and international economic conditions, including the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•

financial risks, such as interest rate risk, foreign exchange rate risk (in particular as against the U.S. dollar, our reporting currency), commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, liquidity risk, inflation or deflation;

•

continued geopolitical instability, which may result in, among other things, economic and political sanctions and currency exchange rate volatility, and which may have a substantial impact on the economies of one or more of our key markets;

•	changes in government policies and currency controls;

•

continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms, including the risk of constraints on financing in the event of a credit rating downgrade;

•

the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, Banco Central do Brasil, Banco Central de la República Argentina, the Central Bank of China, the South African Reserve Bank, Banco de la República in Colombia and other central banks;

•

changes in applicable laws, regulations and taxes in jurisdictions in which we operate, including the laws and regulations governing our operations and changes to tax benefit programs, as well as actions or decisions of courts and regulators;

•	limitations on our ability to contain costs and expenses;

•	our expectations with respect to expansion plans, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in consumer spending;

•	changes in pricing environments;

•	volatility in the prices of raw materials, commodities and energy;

•	difficulties in maintaining relationships with employees;

•	regional or general changes in asset valuations;

•	greater than expected costs (including taxes) and expenses;

•

the risk of unexpected consequences resulting from acquisitions, joint ventures, strategic alliances, corporate reorganizations or divestiture plans, and our ability to successfully and cost-effectively implement these transactions and integrate the operations of businesses or other assets we have acquired;

•	an inability to realize synergies from the combination with ABI SAB Group Holding Limited (formerly SABMiller Limited and prior to that SABMiller plc) (“SAB”);

•	the outcome of pending and future litigation, investigations and governmental proceedings;

•	natural and other disasters;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological changes and threats to cybersecurity;

•	our success in managing the risks involved in the foregoing; and

•	other statements contained in or incorporated by reference in this Prospectus Supplement that are not historical.

Our statements regarding financial risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, inflation and deflation, are subject to uncertainty. For example, certain market and financial risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market or financial risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Certain of the cost savings and synergies information related to the combination with SAB set forth in the 2017 Annual Report on Form 20-F incorporated by reference herein constitute forward-looking statements and may not be representative of the actual cost savings and synergies that will result from the combination with SAB. Such information included in the 2017 Annual Report on Form 20-F incorporated by reference herein reflects potential opportunities for savings and synergies identified by us based on estimates and assumptions that are inherently subject to significant uncertainties which are difficult to predict, and accordingly there can be no assurance that these cost savings and synergies will be realized. The statements relating to the synergies, cost savings and business growth opportunities we expect to continue to achieve following the combination with SAB are based on assumptions. However, these expected synergies, cost savings and business growth opportunities may not be achieved. There can be no assurance that we will be able to continue to implement successfully the strategic and operational initiatives that are intended.

We caution that the forward-looking statements in this Prospectus Supplement are further qualified by the risks described beginning on page 2 of the accompanying Prospectus, including in documents incorporated by reference therein, elsewhere in this Prospectus Supplement or accompanying Prospectus or in the 2017 Annual Report on Form 20-F incorporated by reference herein that could cause actual results to differ materially from those in the forward-looking statements. Subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in the Prospectus Supplement information contained in documents that we file with the SEC. The information that we incorporate by reference is an important part of this Prospectus Supplement and the accompanying Prospectus. We incorporate by reference in this Prospectus Supplement, after the date of this Prospectus Supplement and until we complete the offerings using this Prospectus Supplement and accompanying Prospectus, any future filings that we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and reports on Form 6-K we furnish to the SEC to the extent we designate therein.

We filed our Annual Report on Form 20-F for the fiscal year ended 31 December 2017 (the “Annual Report”) with the SEC on 19 March 2018. We also filed an amendment to the Annual Report on 4 April 2018 in order to incorporate the XBRL filing of our financial results. We are incorporating the Annual Report, as amended, by reference into this prospectus. We are also incorporating the Form F-4 (File No. 333-213328) filed with the Commission on 26 August 2016 solely with respect to the audited consolidated financial statements of ABI SAB Group Holding Limited as of 31 March 2016 and 2015 and for the years ended 31 March 2016, 2015 and 2014, appearing on pages F-1 to F-78 of such Form F-4. We are also incorporating our Current Reports on Form 6-K filed with the SEC on each of the following dates:

•	10 May 2018, containing our unaudited interim report for the three-month period ended 31 March 2018;

•	26 July 2018, regarding organizational changes;

•	27 July 2018, containing our unaudited interim report for the six-month period ended 30 June 2018;

•	25 October 2018, containing our unaudited interim report for the nine-month period ended 30 September 2018;

•

14 November 2018, regarding the November 2018 U.S. exchange and tender offers, and containing the indenture, first supplemental indenture, second supplemental indenture and third supplemental indenture, all dated as of 13 November 2018;

•	28 November 2018, regarding the early results and pricing of the November 2018 U.S. tender offer;

•	20 December 2018, regarding our research partnership with Tilray Inc; and

•	11 January 2019, regarding USD debt tender offers and the pricing of USD notes.

The information that we file with the SEC, including future filings, automatically updates and supersedes information in documents filed at earlier dates. All information appearing in this Prospectus Supplement is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this Prospectus Supplement.

You may request a copy of the filings referred to above, at no cost, upon written or oral request. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 (0)1 627 6111).

USE OF PROCEEDS

The Issuer intends to apply substantially all of the net proceeds (estimated to be approximately $15,365 million before expenses) from the sale of the Notes for general corporate purposes, including the repayment of upcoming debt maturities in 2021 to 2024 and 2026.

Specifically, Issuer and the Parent Guarantor intend to use the net proceeds, after deducting the initial purchasers’ discount and other estimated offering expenses payable by the Issuer, from this offering to purchase for cash up to $16.5 billion aggregate purchase price the following outstanding notes, issued by either the Issuer, Anheuser-Busch Companies, LLC or Anheuser-Busch InBev Finance Inc., subject to the terms of an offer to purchase, dated as of the date of this prospectus supplement:

Title of Security	CUSIP/ISIN Number	Principal Amount Outstanding	Issuer
2.650% Notes due 2021	035242 AJ5 / US035242 AJ52	$4,967,588,000	ABIFI
Floating Rate Notes due 2021	035242 AK2 / US035242 AK26	$500,000,000	ABIFI
4.375% Notes due 2021	03523TBB3 / US03523T BB35	$500,000,000	ABIWW
3.750% Notes due 2022	035240 AD2 / US035240 AD27	$2,350,039,000	ABIWW
2.500% Notes due 2022	03523TBP2 / US03523T BP21	$3,000,000,000	ABIWW
2.625% Notes due 2023	035242 AA4 / US035242 AA44	$1,250,000,000	ABIFI
3.300% Notes due 2023	035242 AL0 / US035242 AL09	$6,000,000,000	ABIFI
Floating Rate Notes due 2024	035240AK6 / US035240 AK69	$500,000,000	ABIWW
3.500% Notes due 2024	035240AJ9 / US035240 AJ96	$1,500,000,000	ABIWW
3.700% Notes due 2024	03524B AE6 / US03524B AE65	$1,400,000,000	ABIFI
3.650% Notes due 2026	035242 AP1 / US035242 AP13	$2,444,837,000	ABIFI
3.650% Notes due 2026	03522A AD2 / U00323 AD4 / US03522A AD28 / USU00323 AD40	$8,555,163,000	ABIWW and ABC

The 3.500% Notes due 2024 and Floating Rate Notes due 2024 were issued on 4 April 2018, and the funds from that issuance were used for general corporate purposes, including the repayment of debt maturities in 2019 and 2020.

The Floating Rate Notes due 2021 bear interest at a floating rate per year equal to the 3-month U.S. dollar LIBOR, plus 1.260%, and for the current interest period ending on February 1, 2019, such rate is equal to 3.81850% per annum. The Floating Rate Notes due 2024 bear interest at a floating rate per year equal to the 3-month U.S. dollar LIBOR, plus 0.74%, and for the current interest period ending on January 12, 2019, such rate is equal to 3.16519% per annum.

One or more of the initial purchasers or their respective affiliates may own notes in the aforementioned tender offers and be eligible to participate in the offer to purchase. As a result, one or more of the initial purchasers or their respective affiliates may receive a portion of the net proceeds from this offering.

This offering is not conditioned upon the consummation of the aforementioned tender offers. In the event that such tender offers are not consummated, we intend to use the net proceeds from this offering for general corporate purposes, including the repayment of upcoming debt maturities in 2021 to 2024 and 2026.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of 30 June 2018 and on an as adjusted basis to give effect to (i) this offering, (ii) the tender offers settled on 13 December 2018 by Anheuser-Busch InBev Finance Inc. for $2.5 billion aggregate principal amount of bonds (the “December 2018 Tender Offers”), (iii) the net borrowing of $74 million of commercial paper, (iv) $1,859 million in non-current unsecured bond issuances becoming current interest-bearing liabilities, (v) the repayment of $1,799 million in unsecured bonds maturing on 1 August 2018 and 19 October 2018 and (vi) after giving effect to the concurrent debt tender offers as described under “Use of Proceeds” (the “Concurrent Debt Tender Offers”), and reflecting the assumptions described below. This information reflects only the adjustments detailed in the foregoing sentence and should be read in conjunction with the consolidated financial statements and the accompanying notes of AB InBev incorporated by reference into this prospectus and the unaudited pro forma condensed combined financial information included in this prospectus.

	As of 30 June 2018	As adjusted
	(USD million, unaudited)	(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts(1)(2)(3)	7 898	4 312

Current interest-bearing liabilities
Secured bank loans	1 405	1 405
Commercial papers(3)	1 801	1 875
Unsecured bank loans	126	126
Unsecured bond issues(4)(5)	2 604	2 664
Unsecured other loans	13	13
Finance lease liabilities	25	25
Non-current interest-bearing liabilities
Secured bank loans	135	135
Unsecured bank loans	128	128
Unsecured bond issues(1)(2)(5)	110 459	104 800
Unsecured other loans	52	52
Finance lease liabilities	175	175

Total interest-bearing liabilities	116 923	111 398

Equity attributable to our equity holders	68 510	68 510
Non-controlling interests	7 054	7 054

Total Capitalization:	192 487	186 962

Notes:

(1)

We intend to use the estimated net proceeds from this offering of approximately $15,365 million (see cover page of this Prospectus Supplement) for general corporate purposes, including the Concurrent Debt Tender Offers. For illustrative purposes, this table has been prepared based on the assumptions that (1) this offering will increase our non-current unsecured bond issues by $15,500 million and will increase our cash and cash equivalents, less bank overdrafts, by $15,365 million, and (2) the Concurrent Debt Tender Offers will decrease our non-current unsecured bond issues by $16,768 million and will decrease our cash and cash equivalents, less bank overdrafts, by $16,500 million. For the purposes of this capitalization table, we assume (i) a 100% participation rate and that 100% of the tender cap for each pool of notes is purchased in the Concurrent Debt Tender Offers and (ii) the hypothetical pricing contained in the offer to purchase, dated as of the date of this prospectus supplement. The adjusted column does not reflect the cash cost of accrued interest payable on notes accepted for tender at the settlement of the Concurrent Debt Tender Offers.

(2)

After 30 June 2018, we completed the December 2018 Tender Offers, which decreased our non-current unsecured bond issues by $2,532 million and our cash and cash equivalents, less bank overdrafts, by $2,525 million.

(3)

After 30 June 2018, as a result of repayments/issuances, as of November 30, 2018, our commercial paper was increased by a net amount of $74 million and our cash and cash equivalents, less bank overdrafts increased by $74 million.

(4)

After 30 June 2018, we repaid at maturity $1,799 million of our bonds maturing on 1 August 2018 and 19 October 2018, which decreased our current unsecured bond issuances and our cash and cash equivalents, less bank overdrafts by $1,799.

(5)

After 30 June 2018 and as of 31 December 2018, $1,859 million of our non-current unsecured bond issues became current interest-bearing liabilities, resulting in our current unsecured bond issues increasing by $1,859 million and our non-current unsecured bond issues decreasing by $1,859 million.

DESCRIPTION OF THE NOTES

General

The fixed rate notes due 2025 (the “2025 Notes”) will bear interest at a rate of 4.150% per year, the fixed rate notes due 2029 (the “2029 Notes”) will bear interest at a rate of 4.750% per year, the fixed rate notes due 2031 (the “2031 Notes”) will bear interest at a rate of 4.900% per year, the fixed rate notes due 2039 (the “2039 Notes”) will bear interest at a rate of 5.450% per year, the fixed rate notes due 2049 (the “2049 Notes”) will bear interest at a rate of 5.550% per year and the fixed rate notes due 2059 (the “2059 Notes” and together with the 2025 Notes, the 2029 Notes, the 2039 Notes, and the 2049 Notes, the “Notes”) will bear interest at a rate of 5.800% per year. The Notes will be issued by Anheuser-Busch InBev Worldwide Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV (the “Parent Guarantor”), Anheuser-Busch InBev Finance Inc., Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, and Anheuser-Busch Companies, LLC (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). Application will be made to list each series of Notes on the New York Stock Exchange. There can be no assurance that any series of Notes will be listed.

Each series of the Notes will be issued under a separate supplemental indenture to the indenture dated as of April 4, 2018 (the “Indenture”), to be entered into among the Issuer, each of the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, principal paying agent, transfer agent and registrar (the “Trustee”). The information below on certain provisions of the Notes and the Indenture should be read together with “Description of Debt Securities and Guarantees” in the accompanying Prospectus. This information, however, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture, including the definitions of certain terms contained therein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The following description of the particular terms of the Notes offered hereby supplements and replaces any inconsistent information set forth in the description of the general terms and provisions of the debt securities set forth in the accompanying Prospectus.

The Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes do not provide for any sinking fund. The Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

“Business Day” means a day on which commercial banks and exchange markets are open, or not authorized to close, in the City of New York, London and Brussels.

The 2025 Notes will be initially limited to $2,500,000,000 aggregate principal amount and will mature on 23 January 2025. The 2029 Notes will be initially limited to $4,250,000,000 aggregate principal amount and will mature on 23 January 2029. The 2031 Notes will be initially limited to $750,000,000 aggregate principal amount and will mature on 23 January 2031. The 2039 Notes will be initially limited to $2,000,000,000 aggregate principal amount and will mature on 23 January 2039. The 2049 Notes will be initially limited to $4,000,000,000 aggregate principal amount and will mature on 23 January 2049. The 2059 Notes will be initially limited to $2,000,000,000 aggregate principal amount and will mature on 23 January 2059. The Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer.

Interest will accrue on the Notes of each series until the principal of such Notes is paid or duly made available for payment. Interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If the date of maturity of interest on or principal of any Note or the date fixed for redemption or payment in connection with an acceleration of any Note is not a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or payment in connection with an acceleration, and no interest shall accrue as a result of the delayed payment.

Interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the 8 January and 8 July immediately preceding the applicable interest payment date, whether or not such date is a Business Day. The Notes may, in addition, be redeemed at any time prior to maturity in the circumstances described under “—Optional Redemption” and may be redeemed prior to maturity in the circumstances described under “—Optional Tax Redemption.”

Regarding the Trustee, Paying Agent, Transfer Agent and Registrar

For a description of the duties and the immunities and rights of the Trustee, paying agent, transfer agent or registrar under the Indenture, reference is made to the Indenture, and the obligations of the Trustee, paying agent, transfer agent and registrar to the Holders of the Notes are subject to such immunities and rights.

The Issuer may at any time appoint new paying agents or transfer agents without prior notice to Holders.

Additional Notes

The Notes will be issued in the initial aggregate principal amount set forth above. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional Notes (the “Additional Notes”) maturing on the same maturity date as the other Notes of a series and having the same terms and conditions under the Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding Notes of that series in all respects (or in all respects except for the issue date and the principal amount and, in some cases, the date of the first payment of interest thereon) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding Notes of that series, provided that either (i) such Additional Notes are fungible with the Notes of such series offered hereby for U.S. federal income tax purposes or (ii) such Additional Notes shall have a separate CUSIP number. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the Notes.

Optional Redemption

The Issuer may, at its option, redeem each series of Notes, as a whole or in part at any time prior to the applicable Par Call Date (as set forth in the table below), upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to the greater of:

•	100% of the aggregate principal amount of the Notes to be redeemed; and

•

as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed as if the Notes to be redeemed matured on the applicable Par Call Date (as defined herein) (not including any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Spread (as defined herein) for such series of Notes;

plus, in each case described above, accrued and unpaid interest on the principal amount being redeemed to (but excluding) the redemption date.

Each of the Notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding the date of redemption.

Series	Par Call Date	Spread
2025 Notes	23 December 2024 (one month prior to maturity)	25 bps
2029 Notes	23 October 2028 (three months prior to maturity)	30 bps
2031 Notes	23 October 2030 (three months prior to maturity)	35 bps
2039 Notes	23 July 2038 (six months prior to maturity)	40 bps
2049 Notes	23 July 2048 (six months prior to maturity)	40 bps
2059 Notes	23 July 2058 (six months prior to maturity)	45 bps

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security (not inflation-indexed) selected by an Independent Investment Banker as if such Notes had matured on the applicable Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes through the applicable Par Call Date.

“Comparable Treasury Price” means, with respect to a redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, as specified by the Issuer, or if all of these firms are unwilling or unable to serve in that capacity, an independent investment banking institution of national standing in the United States appointed by the Issuer.

“Reference Treasury Dealer” means (i) Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer and (ii) any three other Primary Treasury Dealers selected by the Issuer after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

A notice of redemption may, at the discretion of the Issuer, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).

Unless the Issuer (and/or the Guarantors) defaults on payment of the redemption price, from and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption. On the redemption date, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in the Indenture) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If fewer than all of the Notes of any series are to be redeemed, the Trustee will select, not more than 60 days prior to the redemption date, the particular Notes of such series or portions thereof for redemption from the outstanding Notes of that series not previously called for redemption, on a pro rata basis across such series, or by such method as the Trustee deems fair and appropriate, provided that if the Notes of a series are represented by one or more global notes, interests in such global notes shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Optional Tax Redemption

A series of Notes may be redeemed at any time, at the Issuer’s or the Parent Guarantor’s option, as a whole, but not in part, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes of such series then outstanding plus accrued and unpaid interest on the principal amount being redeemed (and all Additional Amounts (see “Description of Debt Securities and Guarantees” in the accompanying Prospectus), if any) to (but excluding) the redemption date, if (i) as a result of any change in, or amendment to, the laws, treaties, regulations or rulings of a jurisdiction in which the Issuer or any Guarantor is incorporated, organized, or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax, or in the interpretation, application or administration of any such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) which becomes effective on or after the date of this prospectus supplement (any such change or amendment, a “Change in Tax Law”), the Issuer (or if a payment were then due under a Guarantee, the relevant Guarantor) would be required to pay Additional Amounts, with respect to the Notes of such series and (ii) such obligation cannot be avoided by the Issuer (or the relevant Guarantor) taking reasonable measures available to it. Additional Amounts are payable by the Issuer under the circumstances described under “Description of Debt Securities and Guarantees—Additional Amounts” in the accompanying Prospectus; provided, however, that the Notes of such series may not be redeemed to the extent such Additional Amounts arise solely as a result of the Issuer assigning its obligations under the Notes of such series to a Substitute Issuer, unless this assignment to a Substitute Issuer is undertaken as part of a plan of merger by Parent Guarantor.

Prior to the mailing of any notice of redemption pursuant to the foregoing, the Issuer or the relevant Guarantor will deliver to the Trustee an opinion of independent tax counsel of recognized standing to the effect that the Issuer or the relevant Guarantor is or would be obligated to pay such Additional Amounts as a result of a Change in Tax Law.

No notice of redemption may be given earlier than 90 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due.

The foregoing provisions shall apply mutatis mutandis to any successor person, after such successor person becomes a party to the Indenture.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under the Indenture and under the Notes:

(a)

payment default—(i) the Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the Notes at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided further that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b)

breach of other material obligations—the Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the Notes or the Indenture and such default remains unremedied for 90 days after a written notice has been given to the Issuer and the Parent Guarantor by the Trustee or to the Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes of the applicable series affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Notes;

(c)

bankruptcy or insolvency—a court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(d)

impossibility due to government action—any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the Notes and the Guarantees, respectively, and this situation is not cured within 90 days; or

(e)

invalidity of the Guarantees—the Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the Notes, then, unless the principal of all of the Notes shall already have become due and payable (in which case no action is required for the acceleration of the Notes), the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, by written notice to the Issuer, the Parent Guarantor and the Trustee as provided in the Indenture, may declare the entire principal of all the Notes of such series, and the interest accrued thereon, to be due and payable immediately, provided, however, that if an Event of Default specified in paragraph (c) above with respect to the Notes at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of the Notes then outstanding may, by written notice to the Issuer and the Trustee as provided in the Indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding seeking any remedy available to the Trustee. These majority Holders may also direct the Trustee in performing any other action under the Indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

•	The Trustee must be given written notice that an event of default has occurred and remains uncured.

•

The Holders of not less than 25% in principal amount of all outstanding Notes of the relevant series must make a written request that the Trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the Trustee against the costs, expenses and liabilities of taking such request.

•	The Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•	No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of the majority in principal amount of the outstanding Notes of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with the Indenture and the Notes, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

Legal Status of the Issuer

The Issuer may at any time, in its sole discretion, convert from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law or any other applicable Delaware law that provides that the limited liability company resulting from such conversion shall be deemed to be the same entity as the corporation. The Issuer may so convert without being required to give any notice to Holders or advance notice to the Trustee.

Modifications and Amendment

The Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the Notes or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the notes then outstanding (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any Note, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the Notes then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each Note so affected; or (b) reduce the aforesaid percentage of notes, the consent of the Holders of which is required for any such agreement, without the consent of all of the Holders of the affected series of the notes then outstanding. To the extent that any changes directly affect fewer than all the series of the notes issued under the Indenture, only the consent of the Holders of notes of the relevant series (in the respective percentages set forth above) will be required.

The Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of notes only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the Notes;

•

to evidence the succession of another person to the Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of the Issuer or any of the Guarantors, pursuant to the Indenture and the Notes;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of the Indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the Issuer or the Guarantors, for the benefit of the Holders of the Notes issued under the Indenture, or to surrender any rights or powers conferred on the Issuer or the Guarantors in the Indenture;

•	to add any additional events of default for the benefit of the Holders of the Notes;

•

to add to, change or eliminate any of the provisions of the Indenture in respect of the Notes, provided that any such addition, change or elimination (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Note outstanding;

•	to modify the restrictions on and procedures for, resale and other transfers of the Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuer and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

(a) to cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms thereof and the Trust Indenture Act or (c) to make such other provision in regard to matters or questions arising under the Indenture or under any supplemental agreement as the Issuer may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the Notes and create and issue additional Notes having identical terms and conditions as the Notes (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding Notes;

•

to add any Subsidiary of the Parent Guarantor as a Guarantor or a co-Issuer with respect to any series of notes, or to convert a Guarantor into a co-Issuer with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee and provided in each case that the obligations of any co-Issuer will be joint and several with the Issuer;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus;

•

to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “Description of Debt Securities and Guarantees—Guarantees” in the Prospectus; or

•	to make any other change that does not materially adversely affect the interests of the holders of the notes affected thereby.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or the Notes or request a waiver.

UNDERWRITING

Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters set forth below. Each underwriter named below has severally agreed, subject to the terms and conditions of the pricing agreement with us, dated the date of this Prospectus Supplement (the “Pricing Agreement”), to purchase the principal amount of Notes set forth below opposite its name below.

	Principal Amount of Designated Securities to be Purchased
Underwriter	2025 Notes	2029 Notes	2031 Notes	2039 Notes	2049 Notes	2059 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$442,500,000	$752,250,000	$132,750,000	$354,000,000	$708,000,000	$354,000,000
Deutsche Bank Securities Inc.	$442,500,000	$752,250,000	$132,750,000	$354,000,000	$708,000,000	$354,000,000
Barclays Capital Inc.	$420,000,000	$714,000,000	$126,000,000	$336,000,000	$672,000,000	$336,000,000
J.P. Morgan Securities LLC	$285,000,000	$484,500,000	$85,500,000	$228,000,000	$456,000,000	$228,000,000
Citigroup Global Markets Inc.	$210,000,000	$357,000,000	$63,000,000	$168,000,000	$336,000,000	$168,000,000
Rabo Securities USA, Inc.	$122,500,000	$208,250,000	$36,750,000	$98,000,000	$196,000,000	$98,000,000
SMBC Nikko Securities America, Inc.	$122,500,000	$208,250,000	$36,750,000	$98,000,000	$196,000,000	$98,000,000
Mizuho Securities USA LLC	$122,500,000	$208,250,000	$36,750,000	$98,000,000	$196,000,000	$98,000,000
MUFG Securities Americas Inc.	$122,500,000	$208,250,000	$36,750,000	$98,000,000	$196,000,000	$98,000,000
Wells Fargo Securities, LLC	$70,000,000	$119,000,000	$21,000,000	$56,000,000	$112,000,000	$56,000,000
NatWest Markets Securities Inc.	$70,000,000	$119,000,000	$21,000,000	$56,000,000	$112,000,000	$56,000,000
Commerz Markets LLC	$35,000,000	$59,500,000	$10,500,000	$28,000,000	$56,000,000	$28,000,000
U.S. Bancorp Investments, Inc.	$35,000,000	$59,500,000	$10,500,000	$28,000,000	$56,000,000	$28,000,000

Total	$2,500,000,000	$4,250,000,000	$750,000,000	$2,000,000,000	$4,000,000,000	$2,000,000,000

The underwriters have agreed to purchase all of the Notes being sold pursuant to the Pricing Agreement if any of such Notes are purchased, subject to certain conditions. If an underwriter defaults, the Pricing Agreement provides that the underwriting commitments of the non-defaulting underwriters, depending on conditions specified in the Pricing Agreement, may be increased or the Pricing Agreement may be terminated.

The Notes are a new issue of securities with no established trading market. Application will be made to list each series of Notes on the New York Stock Exchange, although no assurance can be given that the Notes will be listed on the New York Stock Exchange, and if so listed, the listing does not assure that a trading market for the Notes will develop. We have been advised by the underwriters that the underwriters intend to make a market in each series of Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of, or trading markets for, the Notes.

The Issuer and the Parent Guarantor have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

The underwriters propose to offer the Notes initially at the public offering prices on the cover page of this Prospectus Supplement. The underwriters may sell Notes to securities dealers at a discount from the initial public offering price of up to: (i) in the case of the 2025 Notes, 0.200% of the principal amount of the 2025 Notes, (ii) in the case of the 2029 Notes, 0.250% of the principal amount of the 2029 Notes, (iii) in the case of the 2031 Notes, 0.250% of the principal amount of the 2031 Notes, (iv) in the case of the 2039 Notes, 0.400% of the principal amount of the 2039 Notes, (v) in the case of the 2049 Notes, 0.450% of the principal amount of the 2049 Notes and (vi) in the case of the 2059 Notes, 0.500% of the principal amount of the 2059 Notes. These securities dealers may resell any Notes purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to: (i) in the case of the 2025 Notes, 0.125% of the principal amount of the 2025 Notes, (ii) in the case of the 2029 Notes, 0.125% of the principal amount of the 2029 Notes, (iii) in the case of the 2031 Notes, 0.125% of the principal amount of the 2031 Notes, (iv) in the case of the 2039 Notes, 0.250% of the principal amount of the 2039 Notes, (v) in the case of the 2049 Notes, 0.300% of the principal amount of the 2049 Notes and (vi) in the case of the 2059 Notes, 0.300% of the principal amount of the 2059 Notes. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to each underwriter’s right to withdraw, cancel, modify offers to investors and to reject any order in whole or in part. If the underwriters cannot sell all the Notes at the initial public offering prices, they may change the public offering prices and the other selling terms.

We estimate that our total expenses of the offering, excluding underwriting commissions, will be approximately $2,196,400.

In order to facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or support the prices of such Notes, as the case may be, for a limited period after the issue date. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover over-allotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes in the open markets. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses. These transactions and services are carried out in the ordinary course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the Notes will be made to investors on or about 23 January 2019 (such settlement being referred to as “T+8”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities prior to the second business day before the delivery of the securities will be required, by virtue of the fact that the securities initially will settle in T+8, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the securities who wish to make such trades should consult their own advisors.

Selling Restrictions

European Economic Area:

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”) . Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom:

Each of the underwriters has represented and agreed that, it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer or the Guarantors and that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

France:

Each of the underwriters and the Issuer has represented and agreed that:

•

Offer to the public in France: it has only made and will only make an offer of Notes to the public in France in the period beginning (i) when a prospectus in relation to those Notes has been approved by the Autorité des marchés financiers (“AMF”), on the date of the publication of such prospectus approved by the AMF, or (ii) when a prospectus has been approved by the competent authority of another Member State of the European Economic Area, on the date of notification of such approval to the AMF, all in accordance with Articles L.412-1 and L.621-8 of the French Code monétaire et financier and the provisions of the Règlement général of the AMF, and ending at the latest on the date which is 12 months after the date of approval of the Prospectus by the AMF; or

•

Private placement in France: it has not offered or sold and will not offer or sell, directly or indirectly, any Notes to the public in France, and it has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the Prospectus, any Prospectus Supplement or any other offering material relating to the Notes, and that such offers, sales and distributions have been and shall only be made in France only to (a) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour le compte de tiers), and/or (b) qualified investors (investisseurs qualifiés), all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 of the French Code monétaire et financier.

Canada:

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement and Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong:

Each underwriter has represented and agreed that (i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes (except for Notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan:

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and each underwriter has represented and agreed that it has not offered or sold and will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore:

This Prospectus Supplement and the accompanying Prospectus have not been registered as a Prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement, the accompanying Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Brazil:

The Notes may not be offered or sold to the public in Brazil. Accordingly, this Prospectus Supplement and the accompanying Prospectus have not been nor will they be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) nor have they been submitted to the foregoing agency for approval. Each underwriter has represented and agreed that it has not offered or sold and will not offer or sell the Notes publicly (as defined for purposes of the securities laws of Brazil) in Brazil, as the offering of the Notes pursuant to this Prospectus Supplement and Prospectus is not a public offering of securities in Brazil. Documents relating to the offer, as well as the information contained therein, may not be used in connection with any offer for subscription or sale of the Notes to the public in Brazil.

Other jurisdictions outside the United States:

Each underwriter has represented and agreed that with respect to any other jurisdiction outside the United States, it has not offered or sold and will not offer or sell any of the Notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

TAXATION

Supplemental Discussion of United States Taxation

See “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.” in the accompanying Prospectus dated 19 March 2018 for a description of material United States federal income tax consequences of owning the Notes.

The following discussion supplements, and, to the extent inconsistent, supersedes the discussion in the accompanying Prospectus.

You should consult your own tax advisor concerning the United States federal income tax consequences to you of acquiring, owning, and disposing of the Notes, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in United States federal or other tax laws.

The Notes should be treated as fixed rate debt securities for United States federal income tax purposes. See “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.” in the accompanying Prospectus for more information. Notwithstanding the fact that the 2059 Notes are due to mature more than 30 years from the date on which they are issued, they should be subject to the tax treatment described for fixed rate debt securities under “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.” in the accompanying Prospectus.

As described under “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.—Withholdable Payments to Foreign Financial Entities and Other Foreign Entities” in the accompanying Prospectus, payments of gross proceeds from a sale or other disposition of debt securities could be subject to FATCA withholding if such disposition occurs on or after 1 January 2019. However, the U.S. Treasury Department recently released proposed regulations that, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of the Notes. In its preamble to such proposed regulations, the U.S. Treasury Department has stated that taxpayers may generally rely on the proposed regulation until final regulations are issued.

Belgian Taxation

The following is a general description of the principal Belgian tax consequences for investors receiving interest in respect of, or disposing of, the Notes and is of a general nature based on the issuer’ understanding of current law and practice.

This general description is based upon the law as in effect on the date of this Prospectus Supplement and is subject to change potentially with retroactive effect. Investors should appreciate that, as a result of changing law or practice, the tax consequences may be otherwise than as stated below. Investors should consult their professional advisers on the possible tax consequences of subscribing for, purchasing, holding or selling the Notes under the laws of their countries of citizenship, residence, ordinary residence or domicile.

Withholding Tax and Income Tax

For Belgian tax purposes, the following amounts are qualified and taxable as “interest”: (i) periodic interest income, (ii) amounts paid by the Issuer in excess of the issue price (whether or not on the maturity date), and (iii) in case of a realization of the Notes between two interest payment dates, the pro rata of accrued interest corresponding to the detention period. For the purposes of the following paragraphs, any such gains and accrued interest are therefore referred to as interest.

For Belgian tax purposes, if interest is in a foreign currency, it is converted into euro on the date of payment or attribution.

For the purposes of the summary of the principal Belgian tax consequences for investors, a resident investor is:

•	an individual subject to Belgian personal income tax, i.e. an individual having its domicile or seat of wealth in Belgium or assimilated individuals for purposes of Belgian tax law;

•

a corporation (as defined by Belgian tax law) subject to Belgian corporate income tax, i.e. a company having its registered seat, principal establishment, administrative seat or effective place of management in Belgium; or

•

a legal entity subject to the Belgian tax on legal entities, i.e. a legal entity other than a company subject to Belgian corporate income tax having its registered seat, principal establishment, administrative seat or effective place of management in Belgium.

A non-resident investor is any individual, company or legal entity that does not fall into any of the three previous classes.

Tax rules applicable to individuals resident in Belgium

Individuals who are Belgian residents for tax purposes, i.e. who are subject to the Belgian personal income tax (Personenbelasting/Impôt des personnes physiques) and who hold the Notes as a private investment, are in Belgium subject to the following tax treatment with respect to the Notes.

Other tax rules apply to Belgian resident individuals who do not hold the Notes as a private investment.

Payments of interest on the Notes made through a paying agent in Belgium will in principle be subject to a 30 per cent. withholding tax in Belgium (calculated on the interest received after deduction of any non-Belgian withholding taxes). The Belgian withholding tax constitutes the final income tax for Belgian resident individuals. This means that they do not have to declare the interest obtained on the Notes in their personal income tax return, provided Belgian withholding tax was levied on these interest payments.

However, if the interest is paid outside Belgium without the intervention of a Belgian paying agent, the interest received (after deduction of any non-Belgian withholding tax) must be declared in the personal income tax return and will be taxed at a flat rate of 30 per cent.

Capital gains realized on the sale of the Notes on the secondary market before maturity are generally not taxable for individuals, except if the purchaser is the Issuer. In the latter case, capital gains are taxable interest and subject to withholding tax if collected through a financial intermediary established in Belgium. The accrued interest part of a capital gain realized on a sale of the Notes which qualify as fixed income notes in the meaning of article 2, §1, 8° Belgian Income Tax Code is also taxable as interest. Capital losses realized on a sale of the Notes are not tax deductible.

Belgian resident companies

Corporations Noteholders who are Belgian residents for tax purposes, i.e. who are subject to Belgian Corporate Income Tax (Vennootschapsbelasting/Impôt des sociétés) are in Belgium subject to the following tax treatment with respect to the Notes.

Interest derived by Belgian corporate investors on the Notes and capital gains realized on the Notes will be subject to Belgian corporate income tax. The current normal corporate income tax rate in Belgium is 29.58 per cent. If the income has been subject to a foreign withholding tax, a foreign tax credit will be applied on the Belgian tax due. For interest income, the foreign tax credit is generally equal to a fraction where the numerator is equal to the foreign tax and the denominator is equal to 100 minus the rate of the foreign tax, up to a maximum of 15/85 of the net amount received (subject to some further limitations). Capital losses are in principle tax deductible.

Interest payments on the Notes made through a paying agent in Belgium to Belgian corporate investors will generally be subject to Belgian withholding tax, currently at a rate of 30 per cent. However, an exemption may apply provided that certain formalities are complied with. The exemption generally does not apply for income on zero coupon or capitalization bonds. The Belgian withholding tax that has been levied is creditable in accordance with the applicable legal provisions.

Other Belgian legal entities

Other legal entities Noteholders who are Belgian residents for tax purposes, i.e. who are subject to Belgian tax on legal entities (Rechtspersonenbelasting/Impôt des personnes morales) are in Belgium subject to the following tax treatment with respect to the Notes.

Payments of interest on the Notes made through a paying agent in Belgium will in principle be subject to a 30 per cent. withholding tax in Belgium and no further tax on legal entities will be due on the interest.

However, if the interest is paid outside Belgium without the intervention of a Belgian paying agent and without the deduction of Belgian withholding tax, the legal entity itself is responsible for the declaration and payment of the 30 per cent. withholding tax.

Capital gains realized on the sale of the Notes on the secondary market before maturity are generally not taxable for individuals, except if the purchaser is the Issuer. In the latter case, capital gains are taxable interest and subject to withholding tax if collected through a financial intermediary established in Belgium. The accrued interest part of a capital gain realized on a sale of the Notes which qualify as fixed income notes in the meaning of article 2, §1, 8° Belgian Income Tax Code is also taxable as interest. Capital losses realized on a sale of the Notes are not tax deductible.

Organizations for Financing Pensions

Belgian pension fund entities that have the form of an OFP (Organisme de financement de pensions/Organisme voor de financiering van pensioenen) are subject to Belgian Corporate Income Tax (Vennootschapsbelasting/Impôt des sociétés). OFPs are in Belgium subject to the following tax treatment with respect to the Notes.

Interest derived by OFP Noteholders on the Notes and capital gains realized on the Notes will be exempt from Belgian Corporate Income Tax. Capital losses are in principle not tax deductible.

Subject to certain conditions, any Belgian withholding tax that has been levied can be credited against any corporate income tax sue and any excess amount is in principle refundable.

Belgian non-residents

Investors who are non-residents of Belgium for Belgian tax purposes and are not holding the Notes through a Belgian establishment and do not invest the Notes in the course of their Belgian professional activity will in principle not incur or become liable for any Belgian tax on income or capital gains (save as the case may be, in the form of withholding tax).

The interest income on the Notes paid through a professional intermediary in Belgium will, in principle, be subject to a 30 per cent. withholding tax, unless the Noteholder is resident in a country with which Belgium has concluded a double taxation agreement and delivers the requested affidavit. If the income is not collected through a financial institution or other intermediary established in Belgium, no Belgian withholding tax is due.

Non-resident investors that do not hold the Notes through a Belgian establishment can also obtain an exemption of Belgian withholding tax on interest from the Notes paid through a Belgian credit institution, a Belgian stock market company or a Belgian-recognized clearing or settlement institution, provided that they deliver an affidavit to such institution or company confirming (i) that the investors are non-residents, (ii) that the Notes are held in full ownership or in usufruct and (iii) that the Notes are not held for professional purposes in Belgium.

The non-residents who use the Notes to exercise a professional activity in Belgium through a permanent establishment are subject to the same tax rules as the Belgian resident companies (see above). Non-resident Noteholders who do not allocate the Notes to a professional activity in Belgium and who do not hold the Notes through a Belgian establishment are not subject to Belgian income tax, save, as the case may be, in the form of withholding tax.

Tax on Stock Exchange Transactions

A stock exchange tax (Taxe sur les opérations de bourse / Taks op de beursverrichtingen) will be levied on the purchase and sale in Belgium of the Notes on a secondary market through a professional intermediary. The rate applicable for secondary sales and purchases in Belgium through a professional intermediary is 0.12 per cent. with a maximum amount of Euro 1,300 per transaction and per party or, as the case may be, 0.35 per cent. with a maximum amount of Euro 1,600 per transaction and per party. The tax is due separately from each party to any such transaction, i.e. the seller (transferor) and the purchaser (transferee), both collected by the professional intermediary. However, various types of investors (including credit institutions, insurance companies, pension funds and all non-residents of Belgium) are exempted from this tax.

The acquisition of Notes upon their issuance (primary market) is not subject to the tax on stock exchange transactions.

Transactions that are entered into or carried out by an intermediary that is not established in Belgium are considered to be entered into or carried out in Belgium if the order to execute the transaction is directly or indirectly given by either a natural person who has his/her habitual residence in Belgium or by a legal entity on behalf of its registered office or establishment in Belgium. In such a scenario, foreign intermediaries have the possibility to appoint a Belgian tax representative that is responsible for collecting the stock exchange tax due and for paying it to the Belgian treasury on behalf of clients that fall within one of the aforementioned categories (provided that these clients do not qualify as exempt persons for stock exchange tax purposes – see below). If no such permanent representative is appointed, the relevant parties themselves are responsible for the filing of a stock exchange tax return and for the timely payment of the amount of stock exchange tax due.

A tax on repurchase transactions (Taxe sur les reports/ Taks op de reportverrichtingen) at the rate of 0.085 per cent. will be due from each party to any such transaction entered into or settled in Belgium in which a stockbroker acts for either party (with a maximum amount of Euro 1,300 per transaction and per party or, as the case may be, with a maximum amount of Euro 1,600 per transaction and per party). Exemptions apply.

Neither the tax on stock exchange transactions nor the tax on repurchase transactions will be payable by exempt persons acting for their own account including investors who are not Belgian residents provided they deliver an affidavit to the financial intermediary in Belgium confirming their non-resident status and certain Belgian institutional investors as defined in Article 126/1, 2° of the Code of miscellaneous taxes and duties (Code des droits et taxes divers/Wetboek diverse rechten en taksen) for the tax on stock exchange transactions and Article 139, second paragraph, of the same code for the tax on repurchase transactions.

Annual tax on securities accounts

As of financial year 2018, certain individuals holding certain types of qualifying securities such as shares, bonds, shares or units of undertakings for collective investment (UCI) and warrants, for an aggregate amount of at least EUR 500,000 on one or more securities accounts, are charged an annual subscription tax of 0.15% on the full balance of their share in the securities account(s). The individuals subject to this tax are (i) Belgian tax resident individuals holding (a share in) one or more securities accounts with Belgian and/or foreign financial intermediar(y)/(ies) and (ii) non-resident individual investors holding (a share in) one or more securities account with (a) Belgian financial intermediar(y)/(ies).

The Notes will be qualifying securities for the purposes of this tax. Prospective individual investors should thus be aware that the value of the Notes that they hold may be taken into account in determining whether the aforementioned EUR 500,000 threshold is met or not and that, depending on their concrete situation, an investment in the Notes may trigger a 0.15% tax on the value thereof (and possibly also on the value of any other qualifying securities they may hold through one or more securities accounts).

Prospective investors are urged to consult their own tax advisors as to the tax consequences of the application of this new tax on their investment in the Notes.

Luxembourg Taxation

The following is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Prospective investors in the Notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income tax, municipal business tax as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

A holder of Notes will not become resident, or be deemed to be resident, in Luxembourg by reason only of the holding of the Notes, or the execution, performance, delivery and/or enforcement of the Notes.

Withholding Tax

Taxation of Luxembourg non-residents

Under Luxembourg tax law currently in force there is no Luxembourg withholding tax on payments of principal, premium or interest (including accrued but unpaid interest) made to non-resident holders of the Notes. There is also no Luxembourg withholding tax upon repayment of principal in case of reimbursement, redemption, repurchase or exchange of the Notes held by non-resident holders of the Notes.

On 10 November 2015, the European Council repealed Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments (the “Savings Directive”) with effect from 1 January 2016. In this respect, the laws of 21 June 20015, as amended (herein after being defined as the “Laws”), implementing the Savings Directive in Luxembourg are no longer applicable. Consequently, since 1 January 2016, no withholding tax is levied under the Laws.

Taxation of Luxembourg residents

Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended (the “Relibi Law”), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of Notes, nor on accrued but unpaid interest in respect of Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of Notes held by Luxembourg resident holders of Notes.

Under the Relibi Law, interest payments or similar income made or ascribed by Luxembourg paying agents (defined in the same way as in the Laws) to or for the immediate benefit of Luxembourg individual residents are subject to a 20 per cent. withholding tax (the “20 per cent. Luxembourg Withholding Tax”). The 20 per cent. Luxembourg Withholding Tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent.

In addition, pursuant to the Relibi Law, Luxembourg resident individuals can opt to self-declare and pay a 20 per cent. tax (the “20 per cent. Tax”) on payment of interest or similar incomes made or ascribed by paying agents located in a Member State of the European Union other than Luxembourg or in a Member State of the European Economic Area.

The 20 per cent. Tax is final when Luxembourg resident individuals are acting in the context of the management of their private wealth.

Income Taxation of the Holders of Notes

Taxation of Luxembourg non-residents

A non-resident holder of Notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such Notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes. A gain realized by such non-resident holder of Notes on the sale or disposal, in any form whatsoever, of the Notes is further not subject to Luxembourg income tax.

A non-resident corporate holder of Notes or an individual holder of Notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such Notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes and on any gains realized upon the sale or disposal, in any form whatsoever, of the Notes.

Taxation of Luxembourg residents

Holders of Notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayments of principal except, under certain circumstances, if the repayment proceeds converted into euro exceed the historical acquisition value denominated in euros.

Luxembourg resident individuals

Luxembourg resident individuals, acting in the course of their private wealth, are subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes except if (i) the 20 per cent. Luxembourg Withholding Tax has been levied, or (ii) the individual holder of Notes has opted for the 20 per cent. Tax. The 20 per cent. Tax or the 20 per cent. Luxembourg Withholding Tax represents the final tax liability on interest received for the Luxembourg resident individuals receiving the interest payment in the course of the management of their private wealth and may be reduced in consideration of foreign withholding tax, based on double tax treaties concluded by Luxembourg. Individual Luxembourg resident holders of Notes receiving the interest as business income must include this interest in their taxable basis; if applicable, the 20 per cent. Tax or the 20 per cent. Luxembourg Withholding Tax levied will be credited against their final income tax liability.

Luxembourg resident individual holders of Notes are not subject to taxation on capital gains upon the disposal of the Notes, unless the disposal of the Notes precedes the acquisition of the Notes or the Notes are disposed of within six months of the date of acquisition of the Notes. However, upon the sale, redemption or exchange of the Notes, accrued but unpaid interest will be subject to the 20 per cent. Luxembourg Withholding Tax or to the 20 per cent. Tax if the Luxembourg resident individuals opt for the 20 per cent. Tax. Individual Luxembourg resident holders of Notes receiving the interest as business income must include the portion of the price corresponding to this interest in their taxable income; if applicable, the 20 per cent. Luxembourg Withholding Tax levied will be credited against their final income tax liability.

Luxembourg resident companies

Luxembourg resident joint stock companies (sociétés de capitaux) and other entities of a collective nature (organismes à caractère collectif) which are holders of Notes and which are subject to corporate taxes in Luxembourg without the benefit of a special tax regime in Luxembourg or foreign entities of the same type which have a permanent establishment or a permanent representative in Luxembourg with which the holding of the Notes is connected, must include in their taxable income any interest (including accrued but unpaid interest) and in case of sale, repurchase, redemption or exchange, the difference between the sale, repurchase, redemption or exchange price (received or accrued) converted into euros and the euro book value of the Notes sold, repurchased, redeemed or exchanged.

Luxembourg resident companies benefiting from a special tax regime

A corporate holder of Notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investment, as amended, or by the law of 13 February 2007 on specialized investment funds, as amended, or by the law of 23 July 2016 on reserved alternative investment funds (provided it is not foreseen in the incorporation documents that (i) the exclusive object is the investment in risk capital and that (ii) article 48 of the aforementioned law of 23 July 2016 applies) is neither subject to Luxembourg income tax in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realized on the sale or disposal, in any form whatsoever, of the Notes.

Net Wealth Tax

A corporate holder of Notes, whether it is resident of Luxembourg for tax purposes or, if not, it maintains a permanent establishment or a permanent representative in Luxembourg to which/whom such Notes are attributable, is subject to Luxembourg wealth tax assessed on the euro market value of such Notes, except if the holder of Notes is governed by (i) the law of 11 May 2007 on family estate management companies, as amended, or by (ii) the law of 17 December 2010 on undertakings for collective investment, as amended, or by (iii) the law of 13 February 2007 on specialized investment funds, as amended, or by (iv) the law of 22 March 2004 on securitization companies, as amended, or by (v) the law of 15 June 2004 on venture capital vehicles, as amended, or by (vi) the law of 13 July 2005 on professional pension institutions, as amended, or by (vii) the law of 23July 2016 on reserved alternative investment funds.

The Luxembourg Law of 18 December 2015 has introduced a minimum annual net wealth tax as from 1 January 2016. In this respect, as from 1 January 2017, a minimum net wealth ta of EUR 4,815 will be levied on any company whose financial assets, amounts owed by affiliated undertakings, transferable securities and cash at bank (i.e., assets to be accounted for in Accounts 23, 41, 50 and 51 of the “Plan Comptable Normalisé”) represent more than 90% of its balance sheet and a minimum amount of EUR 350,000. If the company holds 90% or less of financial assets or if those financial assets do not exceed EUR 350,000, a minimum net wealth tax varying between EUR 535 and EUR 32,100 would apply, depending on the size of its balance sheet. The minimum annual net wealth tax applicable to any company (including any securitization company under the law of 22 March 2004, as amended, any venture capital vehicle under the law of 15 June 2004 and any professional pension company governed by the law of 13 July 2005, as amended), except family estate management companies (under the law of 11 May 2007), undertakings for collective investment (under the law of 17 December 2010), specialized investment funds (law of 13 February 2007) and reserved alternative investment funds (law of 23 July 2016), provided it is not foreseen in the incorporation documents that (i) the exclusive object is the investment in risk capital and that (ii) article 48 of the aforementioned law of 23 July 2016 applies.

An individual holder of Notes, whether he/she is resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such Notes.

Other Taxes

There is no Luxembourg registration tax, stamp duty or any other similar tax or duty payable in Luxembourg by holders of Notes as a consequence of the issuance of the Notes, nor will any of these taxes be payable as a consequence of a subsequent transfer, repurchase or redemption of the Notes unless the documents relating to the Notes are voluntarily registered in Luxembourg.

There is no Luxembourg VAT payable in respect of payments in consideration for the issuance of the Notes or in respect of the payment of interest or principal under the Notes or the transfer of the Notes.

Luxembourg VAT may, however, be payable in respect of fees charged for certain services rendered to the relevant Issuer, if for Luxembourg VAT purposes such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg VAT does not apply with respect to such services.

No Luxembourg inheritance taxes are levied on the transfer of the Notes upon death of a holder of Notes in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. No Luxembourg gift tax will be levied on the transfer of the Notes by way of gift unless the gift is registered in Luxembourg.

EU Savings Directive 2003/48/EC

On 10 November 2015, the European Council repealed the Savings Directive with effect from 1 January 2016. In December 2014, the European Council adopted Directive 2014/107/EU amending the provisions on the mandatory automatic exchange of information between tax administrations. Directive 2014/107/EU, the scope of which has been extended to include interest, dividends and other types of income, entered into force on 1 January 2016 and has been implemented in Luxembourg by the law of 18 December 2015.

Investors who are in any doubt as to their position should consult their professional advisors.

VALIDITY OF THE SECURITIES

The validity of the Notes and the Guarantees in connection with the offering of the Notes will be passed upon for the Issuer by Sullivan & Cromwell LLP, U.S. counsel to the Issuer, the Parent Guarantor, Anheuser-Busch InBev Finance Inc. and Anheuser-Busch Companies, LLC, and Clifford Chance LLP, Belgian counsel to the Parent Guarantor and Cobrew NV and Luxembourg counsel to Brandbrew S.A. and Brandbev S.à r.l. Certain legal matters will be passed upon for the Underwriters by Allen & Overy LLP, counsel to the Underwriters.

EXPERTS

Our consolidated financial statements as of and for the years ended 31 December 2017 and 2016, and the retrospective adjustments to the 2015 consolidated financial statement disclosures, incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended 31 December 2017, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (a) express an unqualified opinion on the 2017 and 2016 consolidated financial statements, (2) express an unqualified opinion on the retrospective adjustments to the 2015 consolidated financial statement disclosures to reflect the change in presentation of the AB InBev Group’s segment information, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Anheuser-Busch InBev SA/NV for the year ended 31 December 2015, before the effects of the adjustments to retrospectively reflect the change in the composition of reportable segments, (not separately included or incorporated by reference in this Prospectus) and except as they relate to Ambev S.A., have been audited by PwC Bedrijfsrevisoren BCVBA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The adjustments to those financial statements to retrospectively reflect the change in the composition of reportable segments have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA. PwC Bedrijfsrevisoren BCVBA is a member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren.

The audited historical financial statements of SABMiller plc included on pages F-4 to F-78 of NEWBELCO SA/NV’s Registration Statement on Form F-4 (No. 333-213328) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Anheuser-Busch InBev Finance Inc.

Anheuser-Busch InBev Worldwide Inc.

Guaranteed Debt Securities

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Finance Inc.

Anheuser-Busch InBev Worldwide Inc.

Brandbev S.à r.l.

Brandbrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered.

We will give you the specific terms of the securities, and the manner in which they are offered, in supplements to this prospectus. You should read this prospectus and the prospectus supplements carefully before you invest. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.

Anheuser-Busch InBev Finance Inc. or Anheuser-Busch InBev Worldwide Inc. may use this prospectus to offer from time to time guaranteed debt securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

We have not applied to list the debt securities on any securities exchange. However, we may apply to list any particular issue of debt securities on a securities exchange. If we choose to do so, we would disclose the listing of such debt securities in the applicable prospectus supplement. We are under no obligation to list any issued debt securities and may in fact not list any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is 19 March 2018.

- i -

ABOUT THIS PROSPECTUS

In this prospectus, references to:

•	“we”, “us” and “our” are, as the context requires, to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV;

•	“AB InBev” are, as the context requires, to Anheuser-Busch InBev SA/NV or Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV;

•	“ABIFI” are to Anheuser-Busch InBev Finance Inc.;

•	“ABIWW” are to Anheuser-Busch InBev Worldwide Inc.;

•	“Parent Guarantor” are to Anheuser-Busch InBev SA/NV;

•	“Issuers” are to Anheuser-Busch InBev Finance Inc. and Anheuser-Busch InBev Worldwide Inc. and either may be referred to as an “Issuer”;

•	“Guarantors” are to the Parent Guarantor and Subsidiary Guarantors;

•

“Subsidiary Guarantors” are to one or more of Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. (in respect of debt securities for which it is not the Issuer) and Anheuser-Busch InBev Finance Inc. (in respect of debt securities for which it is not the Issuer), which are providing additional guarantees of a particular series of debt securities, as indicated in the applicable prospectus supplement;

•

“SAB” are, as the context requires, to ABI SAB Group Holding Limited (formerly SABMiller Limited and prior to that SABMiller plc) or to ABI SAB Group Holding Limited and the group of companies owned and/or controlled by ABI SAB Group Holding Limited; and

•	“AB InBev Group” are to Anheuser-Busch InBev SA/NV and the group of companies owned and/or controlled by Anheuser-Busch InBev SA/NV.

Anheuser-Busch InBev Finance Inc. or Anheuser-Busch InBev Worldwide Inc. will be the issuer in an offering of debt securities. Anheuser-Busch InBev SA/NV will be the guarantor in an offering of debt securities of Anheuser-Busch InBev Finance Inc. or Anheuser-Busch InBev Worldwide Inc., which are referred to as guaranteed debt securities. The guaranteed debt securities may also be guaranteed by one or more of Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Worldwide Inc. (in respect of debt securities for which it is not the Issuer) and Anheuser-Busch InBev Finance Inc. (in respect of debt securities for which it is not the Issuer) as indicated in the applicable prospectus supplement. We refer to the guaranteed debt securities issued by Anheuser-Busch InBev Finance Inc. or Anheuser-Busch InBev Worldwide Inc. collectively as the debt securities or as the securities.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, the securities described by this prospectus may be sold in one or more offerings. Each time we offer securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in any securities offered under this prospectus, you should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information”.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

You should read “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended 31 December 2017 (the “Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities

Since Anheuser-Busch InBev Finance Inc. is a finance subsidiary and Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are holding companies that conduct their operations through subsidiaries, your right to receive payments on the debt securities and the Guarantees is subordinated to the other liabilities of the subsidiaries of the Parent Guarantor which are not Subsidiary Guarantors.

Anheuser-Busch InBev Finance Inc. is a finance subsidiary, and its principal source of income will consist of payments on intra-group receivables from the Parent Guarantor. Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are organized as holding companies, and substantially all of their operations are carried on through their subsidiaries. The principal sources of income of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are the dividends and distributions they receive from their subsidiaries. On an unconsolidated basis, the Parent Guarantor had guaranteed a total of USD 115.9 billion of debt as of 31 December 2017.

The ability of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor to meet their financial obligations is dependent upon the availability of cash flows from their domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances, management fees and other payments. The subsidiaries and affiliated companies of Anheuser-Busch InBev Worldwide Inc. and the Parent Guarantor are not required and may not be able to pay dividends to Anheuser-Busch InBev Worldwide Inc. or the Parent Guarantor. Only certain subsidiaries of the Parent Guarantor may be guarantors of the debt securities. To the extent specified in the applicable prospectus supplement for a particular series of debt securities, debt securities of that series will only benefit from the guarantees of the Subsidiary Guarantors. Claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors have priority as to the assets of such subsidiaries over the claims of creditors of the Issuers or the Parent Guarantor. Consequently, holders will be structurally subordinated, on an Issuer’s or the Parent Guarantor’s insolvency, to the prior claims of the creditors of the Parent Guarantor’s subsidiaries who are not Subsidiary Guarantors.

The Guarantees to be provided by the Parent Guarantor and any of the Subsidiary Guarantors will be subject to certain limitations that may affect the validity or enforceability of the Guarantees.

Enforcement of each Guarantee will be subject to certain generally available defenses. Local laws and defenses may vary, and may include those that relate to corporate benefit (ultra vires), fraudulent conveyance or transfer (actio pauliana), voidable preference, financial assistance, corporate purpose, subordination and capital maintenance or similar laws and concepts. They may also include regulations or defenses which affect the rights of creditors generally.

If a court were to find a Guarantee given by a Guarantor, or a portion thereof, void or unenforceable as a result of such local laws or defenses, or to the extent that agreed limitations on Guarantees apply (see “Description of Debt Securities and Guarantees—Guarantee Limitations”), holders of the debt securities would cease to have any claim in respect of that Guarantor and would be creditors solely of the relevant Issuer and any remaining Guarantors and, if payment had already been made under the relevant Guarantee, the court could require that the recipient return the payment to the relevant Guarantor.

Any Guarantee to be provided by Brandbrew S.A. or Brandbev S.à r.l. is subject to certain limitations pursuant to Luxembourg law.

Pursuant to restrictions imposed by Luxembourg law, for the purposes of any Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l. (each, a “Luxembourg Guarantor”), the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor of the Other Guaranteed Facilities (as defined below) shall not exceed an amount equal to the aggregate of (without double counting): (A) the aggregate amount of all moneys received by such Luxembourg Guarantor and its subsidiaries as a borrower or issuer under the Other Guaranteed Facilities; (B) the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the debt securities to be issued under each of the ABIFI Indenture and the ABIWW Indenture (each such term as defined below) (together the “Indentures”) and the Other Guaranteed Facilities; and (C) an amount equal to 100% of the greater of (I) the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in the Luxembourg law dated 19 December 2002 on the commercial register and annual accounts, as amended (the “Luxembourg Law of 2002”), and as implemented by the Grand-Ducal regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account (the “Luxembourg Regulation”)) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date of an enforcement of such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below) and (II) the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to by article 34 of the Luxembourg Law of 2002 and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include:

(i)

in the case of Brandbrew S.A., any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in article 430-19 (formerly article 49-6) of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended; and

(ii)

in the case of Brandbev S.à r.l., the guarantee of any amount if and to the extent the granting of such guarantee for such amounts would constitute unlawful financial assistance in violation of article 1500-7 (formerly article 168) of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

For further details on such the limitations, see “Description of Debt Securities and Guarantees—Guarantee Limitations”.

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of AB InBev for the year ended 31 December 2017 and approximately 0.1% of the total consolidated debt of AB InBev as of 31 December 2017.

Any Guarantees to be provided by the Subsidiary Guarantors (but not the Parent Guarantor) will be released in certain circumstances.

The Guarantees of a Subsidiary Guarantor will be terminated at substantially the same time that (i) the relevant Subsidiary Guarantor is released from its guarantee of both the 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under such facility and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Subsidiary Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. In addition, the Guarantees of each Subsidiary Guarantor whose Guarantee is subject to the limitations described below under “Description of Debt Securities and Guarantees—Guarantee Limitations” will be terminated in the event that under the rules, regulations or interpretations of the SEC the Parent Guarantor determines that it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of debt securities or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). For more information see “Description of Debt Securities and Guarantees—Guarantees”.

In relation to any of our future periodic or other filings with the SEC, the rules and regulations of the SEC require that the Guarantees be “full and unconditional” obligations of each of the Subsidiary Guarantors; otherwise, in connection with such filing, separate financial statements of the Subsidiary Guarantors would be required to be filed as well. As discussed below under “Description of Debt Securities and Guarantees—Guarantee Limitations”, any Guarantee that is subject to limitations may be terminated or amended or modified in order to ensure compliance with the SEC’s rules and regulations and to ensure that separate financial statements of such Subsidiary Guarantor need not be provided. It may not be possible to amend the limitations on the Guarantees in a manner that would meet the SEC’s requirements for “full and unconditional” guarantees and be consistent with local law requirements for guarantees. For more information see “Description of Debt Securities and Guarantees—Guarantee”.

If the Guarantees by the Subsidiary Guarantors are released, the Issuers and the Parent Guarantor are not required to replace them, and the debt securities will have the benefit of fewer or no Subsidiary guarantees for the remaining maturity of the debt securities.

Since the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that the Issuers are offering will be unsecured. The debt securities issued by an Issuer will not be subordinated to any of such Issuer’s other debt obligations, and, therefore, they will rank equally with all its other unsecured and unsubordinated indebtedness. If an Issuer defaults on the debt securities or the Guarantors default on the Guarantees, or after bankruptcy, examinership, liquidation or reorganization, then, to the extent that such Issuer or the Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before such Issuer or the Guarantors can make payment on the debt securities or the Guarantees. There may only be limited assets available to make payments on the debt securities or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder may be inferior to the rights of holders of debt securities issued under a different series pursuant to each indenture.

The debt securities are governed by indentures, which are described below under the heading “Description of Debt Securities and Guarantees”. The Issuers may issue as many distinct series of debt securities under each indenture (or other indentures entered into from time to time) as they wish. The Issuers may also issue series of notes under each indenture that provide holders of those notes with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Should the Guarantors default on their Guarantees, your right to receive payments on the Guarantees may be adversely affected by the insolvency laws of the jurisdiction of organization of the defaulting Guarantors.

The Parent Guarantor and Subsidiary Guarantors are organized under the laws of various jurisdictions, and it is likely that any insolvency proceedings applicable to a Guarantor would be governed by the law of its jurisdiction of organization. The insolvency laws of the various jurisdictions of organization of the Guarantors may vary as to treatment of unsecured creditors and may contain prohibitions on the Guarantors’ ability to pay any debts existing at the time of the insolvency.

Since the Parent Guarantor and Cobrew NV are Belgian companies, Belgian insolvency laws may adversely affect a recovery by the holders of the debt securities of amounts payable under the debt securities.

There are two types of insolvency procedures under Belgian law: (i) the judicial restructuring (réorganisation judiciaire/gerechtelijke reorganisatie) procedure and (ii) the bankruptcy (faillite/faillissement) procedure, each of which is described below.

A proceeding for a judicial restructuring may be commenced if the continuation of the debtor’s business is, either immediately or in the future, at risk. The continuation of the debtor’s business is, in any event, deemed to be at risk if, as a result of losses, the debtor’s net assets have declined to less than 50 per cent. of its stated capital.

A request for a judicial restructuring is filed on the initiative of the debtor by a petition. The court can consider a preliminary suspension of payments during an initial period of six months, which can be extended by up to a maximum period of six months at the request of the company. In exceptional circumstances and in the interest of the creditors, there may be an additional extension of six months. In principle, during the initial suspension period, the debtor cannot be dissolved or declared bankrupt. However, the initial suspension period can be terminated if it becomes manifestly clear that the debtor will not be able to continue its business. Following early termination of the initial suspension period, the debtor can be dissolved or declared bankrupt. As a rule, creditors cannot enforce their rights against the debtor’s assets during the period of preliminary suspension of payments, except in the following circumstances: (i) failure by the debtor to pay interest or charges falling due in the course of the preliminary suspension period, (ii) failure by the debtor to pay any new debts (e.g. debts which have arisen after the date of the preliminary suspension of payments), or (iii) enforcement by a creditor of security over receivables (other than cash) or financial instruments (or certain contractual set-off arrangements) pursuant to the Belgian Act of 15 December 2004 on financial collateral.

During the preliminary suspension period, the debtor must draw up a restructuring plan which must be approved by a majority of its creditors who were present at a meeting of creditors and whose aggregate claims represent over half of all outstanding claims of the debtor. The restructuring plan must have a maximum duration of five years. This plan will be approved by the court provided the plan does not violate the formalities required by the judicial restructuring legislation nor public policy. The plan will be binding on all creditors listed in the plan. Enforcement rights of creditors secured by certain types of in rem rights are not bound by the plan. Such creditors may, as a result, enforce their security from the beginning of the final suspension period. Under certain conditions, and subject to certain exceptions, enforcement by such creditors can be suspended for up to 24 months (as from the filing of the request for a judicial restructuring with the relevant court or, in respect of a proceeding for judicial restructuring opened on or after 1 May 2018, as from the date on which the court ratifies the restructuring plan). Under further conditions, this period of 24 months may be extended by a further 12 months.

Any provision providing that an agreement would be terminated as the result of a debtor entering a judicial composition is ineffective, subject to the limited exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral.

The above essentially describes the so called judicial restructuring by collective agreement of the creditors. The judicial restructuring legislation also provides for alternative judicial restructuring procedures, including (i) by amicable settlement between the debtor and two or more of its creditors and (ii) by court ordered transfer of part or all of the debtor’s business.

A company which, on a sustained basis, has ceased to make payments and whose credit is impaired will be deemed to be in a state of bankruptcy. Within one month after the cessation of payments, the company must file for bankruptcy. If the company is late in filing for bankruptcy, its directors could be held liable for damages to creditors as a result thereof. Bankruptcy procedures may also be initiated on the request of unpaid creditors or on the initiative of the public prosecutor.

Once the court decides that the requirements for bankruptcy are met, the court will establish a date before which claims for all unpaid debts must be filed by creditors. A bankruptcy trustee will be appointed to assume the operation of the business and to organise a sale of the debtor’s assets, the distribution of the proceeds thereof to creditors and the liquidation of the debtor.

Payments or other transactions (as listed below) made by a company during a certain period of time prior to that company being declared bankrupt (the “suspect period”) (période suspecte/verdachte periode) can be voided for the benefit of the creditors. The court will determine the date of commencement and the duration of the suspect period. This period starts on the date of sustained cessation of payment of debts by the debtor. The court can only determine the date of sustained cessation of payment of debts if it has been requested to do so by a creditor proceeding for a bankruptcy judgment or if proceedings are initiated to that effect by the bankruptcy trustee or by any other interested party. This date cannot be earlier than six months before the date of the bankruptcy judgment, unless a decision to dissolve the company was made more than six months before the date of the bankruptcy judgment, in which case the date could be the date of such decision to dissolve the company. The ruling determining the date of commencement of the suspect period or the bankruptcy judgment itself can be opposed by third parties, such as other creditors, within 15 days following the publication of that ruling in the Belgian Official Gazette.

The transactions which can or must be voided under the bankruptcy rules for the benefit of the bankrupt estate include (i) any transaction entered into by a Belgian company during the suspect period if the value given to creditors significantly exceeded the value the company received in consideration, (ii) any transaction entered into by a company which has stopped making payments if the counter party to the transaction was aware of the suspension of payments, (iii) security interests granted during the suspect period if they intend to secure a debt which existed prior to the date on which the security interest was granted, (iv) any payments (in whatever form, i.e. money or in kind or by way of set off) made during the suspect period of any debt which was not yet due, as well as all payments made during the suspect period other than with money or monetary instruments (i.e. checks, promissory notes, etc.), and (v) any transaction or payment effected with fraudulent intent irrespective of its date.

Following a judgment commencing a bankruptcy proceeding, enforcement rights of individual creditors are suspended (subject to exceptions set forth in the Belgian Act of 15 December 2004 on financial collateral). Creditors secured by in rem rights which can be enforced on movable assets, such as share pledges, will regain their ability to enforce their rights under the security after the bankruptcy trustee has verified the creditors’ claims.

A new insolvency bill was adopted on 13 July 2017 which abolishes and replaces the existing laws governing the insolvency procedures described above, compiling all relevant provisions in a new Book XX of the Belgian Code of Economic Law (Wetboek van 28 februari 2013 van economisch recht/Code du 28 février 2013 de droit économique). The new insolvency rules included in Book XX will only apply to insolvency proceedings opened on or after 1 May 2018 and, in general terms, do not affect the principles described above.

The above applies to both the Parent Guarantor and to Cobrew NV.

The debt securities lack a developed trading market, and such a market may never develop. The trading price for the debt securities may be adversely affected by credit market conditions.

Unless specified in the applicable prospectus supplement, the Issuers do not intend to list the debt securities on any securities exchange. There can be no assurance that an active trading market will develop for the debt securities, nor any assurance regarding the ability of holders to sell their debt securities or the price at which such holders may be able to sell their debt securities, even if we were to list a particular issue of debt securities on a securities exchange. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, the relevant Issuer’s or the Parent Guarantor’s financial results, any decline in the relevant Issuer’s or the Parent Guarantor’s creditworthiness and the market for similar securities. The trading market for the debt securities will be affected by general credit market conditions, which in recent periods have been marked by significant volatility and price reductions, including for debt issued by investment-grade companies.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

As a foreign private issuer in the United States, we are exempt from a number of rules under the U.S. securities laws and are permitted to file less information with the SEC.

As a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.

If, in the future, either Issuer elects to convert to a Delaware limited liability company, such conversion may be treated by the U.S. Internal Revenue Service as a taxable exchange of the debt securities which could have adverse United States federal income tax consequences to U.S. persons who hold the debt securities.

Each of the Issuers may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company, as described below in “Description of Debt Securities and Guarantees—Legal Status of the Issuers” (such event, the “conversion”). Such conversions could result in unfavorable United States federal income tax consequences for certain holders of the debt securities. We do not provide any indemnity to holders of debt securities in respect of this conversion, and, accordingly, would not provide any indemnity for such tax consequences. Please see “Tax Considerations—United States Taxation” for more information.

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment.

Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under “Description of Debt Securities and Guarantees”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

We will not adjust non-U.S. dollar debt securities to compensate for changes in currency exchange rates.

Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

Our debt securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

If we issue non-U.S. dollar securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations made by the exchange rate agent.

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplements.

FORWARD-LOOKING STATEMENTS

There are statements in this document, such as statements that include the words or phrases “will likely result”, “are expected to”, “will continue”, “is anticipated”, “anticipate”, “estimate”, “project”, “may”, “might”, “could”, “believe”, “expect”, “plan”, “potential”, “we aim”, “our goal”, “our vision”, “we intend” or similar expressions that are forward-looking statements. These statements are subject to certain risks and uncertainties. Actual results may differ materially from those suggested by these statements due to, among others, the risks or uncertainties listed below. See also “Item 3. Key Information—D. Risk Factors” of our 2017 Annual Report for further discussion of risks and uncertainties that could impact our business.

These forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others:

•

local, regional, national and international economic conditions, including the risks of a global recession or a recession in one or more of our key markets, and the impact they may have on us and our customers and our assessment of that impact;

•

financial risks, such as interest rate risk, foreign exchange rate risk (in particular as against the U.S. dollar, our reporting currency), commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, liquidity risk, inflation or deflation;

•

continued geopolitical instability, which may result in, among other things, economic and political sanctions and currency exchange rate volatility, and which may have a substantial impact on the economies of one or more of our key markets;

•	changes in government policies and currency controls;

•

continued availability of financing and our ability to achieve our targeted coverage and debt levels and terms, including the risk of constraints on financing in the event of a credit rating downgrade;

•

the monetary and interest rate policies of central banks, in particular the European Central Bank, the Board of Governors of the U.S. Federal Reserve System, the Bank of England, Banco Central do Brasil, Banco Central de la República Argentina, the Central Bank of China, the South African Reserve Bank, Banco de la República in Colombia and other central banks;

•

changes in applicable laws, regulations and taxes in jurisdictions in which we operate, including the laws and regulations governing our operations and changes to tax benefit programs, as well as actions or decisions of courts and regulators;

•	limitations on our ability to contain costs and expenses;

•	our expectations with respect to expansion plans, premium growth, accretion to reported earnings, working capital improvements and investment income or cash flow projections;

•	our ability to continue to introduce competitive new products and services on a timely, cost-effective basis;

•	the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

•	changes in consumer spending;

•	changes in pricing environments;

•	volatility in the prices of raw materials, commodities and energy;

•	difficulties in maintaining relationships with employees;

•	regional or general changes in asset valuations;

•	greater than expected costs (including taxes) and expenses;

•

the risk of unexpected consequences resulting from acquisitions, joint ventures, strategic alliances, corporate reorganizations or divestiture plans, and our ability to successfully and cost-effectively implement these transactions and integrate the operations of businesses or other assets we have acquired;

•	an inability to realize synergies from the combination with SAB;

•	the outcome of pending and future litigation, investigations and governmental proceedings;

•	natural and other disasters;

•	any inability to economically hedge certain risks;

•	inadequate impairment provisions and loss reserves;

•	technological changes and threats to cybersecurity;

•	other statements included in this annual report that are not historical; and

•	our success in managing the risks involved in the foregoing.

Our statements regarding financial risks, including interest rate risk, foreign exchange rate risk, commodity risk, asset price risk, equity market risk, counterparty risk, sovereign risk, inflation and deflation, are subject to uncertainty. For example, certain market and financial risk disclosures are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market or financial risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

We caution that the forward-looking statements in this document are further qualified by the risk factors disclosed in “Item 3. Key Information—D. Risk Factors” in our 2017 Annual Report that could cause actual results to differ materially from those in the forward-looking statements. Subject to our obligations under Belgian and U.S. law in relation to disclosure and ongoing information, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means we can disclose important information to you by referring you to those documents. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s internet site, as discussed below.

The following documents filed with the Commission are incorporated in this registration statement by reference and made a part hereof:

1.	Annual Report on Form 20-F for the year ended 31 December 2017 filed with the Commission on 19 March 2018 (“Annual Report”); and

2.

the Form F-4 (File No. 333-213328) filed with the Commission on 26 August 2016 solely with respect to the audited consolidated financial statements of ABI SAB Group Holding Limited as of 31 March 2016 and 2015 and for the years ended 31 March 2016, 2015 and 2014, appearing on pages F-1 to F-78 of the Form F-4.

In addition, we will incorporate by reference into this prospectus all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent, if any, we designate therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents referred to above which we have incorporated in this prospectus by reference. You should direct your requests to Anheuser-Busch InBev SA/NV, Brouwerijplein 1, 3000 Leuven, Belgium (telephone: +32 (0)1 627 6111).

ANHEUSER-BUSCH INBEV SA/NV

We are the world’s largest brewer by volume and one of the world’s top five consumer products companies by revenue. As a consumer-focused, insights-driven company, we produce, market, distribute and sell a diversified portfolio of well over 500 beer and other malt beverage brands. These include brands with significant international distribution, such as Budweiser, Corona (except in the United States), Stella Artois, Beck’s, Leffe, Hoegaarden, Castle Lager (except in the United States), Castle Lite (except in the United States), and Redd’s (except in the United States); and brands primarily distributed to local markets such as Bud Light and Michelob Ultra in the United States; Corona Light, Modelo Especial, Negra Modelo, Victoria and Pacifico in Mexico; Skol, Brahma and Antarctica in Brazil; Aguila and Poker in Colombia; Cristal and Pilsen Callao in Peru; Quilmes in Argentina; Jupiler in Belgium and the Netherlands; Franziskaner in Germany; Carling Black Label and Hansa Pilsener in South Africa; Hero in Nigeria; Safari and Kilimanjaro in Tanzania; Harbin and Sedrin in China; Cass in South Korea; and Victoria Bitter and Carlton Draught in Australia. We also produce and distribute soft drinks, particularly in Central and South America and Africa, and other near beer products, such as Lime-A-Rita and other Rita family products in the United States and Mexico; MixxTail in Argentina and other countries; and Skol Beats in Brazil. Our 2017 volumes (beer and non-beer) were 613 million hectoliters and our revenue amounted to USD 56.4 billion.

AB InBev is a publicly traded company, listed on Euronext Brussels, with secondary listings on the Bolsa Mexicana de Valores and the Johannesburg Stock Exchange. AB InBev American Depositary Shares representing rights to receive AB InBev ordinary shares are listed and trade on the New York Stock Exchange (“NYSE”) under the symbol BUD.

AB InBev was incorporated on 3 March 2016 for an unlimited duration under the laws of Belgium under the original name Newbelco SA/NV, and is the successor entity to Anheuser-Busch InBev SA/NV, which was incorporated on 2 August 1977 for an unlimited duration under the laws of Belgium under the original name BEMES. It has the legal form of a public limited liability company (société anonyme/naamloze vennootschap). Its registered office is located at Grand’Place/Grote Markt 1, 1000 Brussels, Belgium, and it is registered with the Register of Legal Entities of Brussels under the number 0417.497.106. The AB InBev Group’s global headquarters are located at Brouwerijplein 1, 3000 Leuven, Belgium (tel.: +32 16 27 61 11).

ANHEUSER-BUSCH INBEV FINANCE INC.

Anheuser-Busch InBev Finance Inc. was incorporated on 17 December 2012 as a Delaware corporation. Anheuser-Busch InBev Finance Inc. complies with the laws and regulations of the State of Delaware regarding corporate governance. Anheuser-Busch InBev Finance Inc.’s registered office is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, United States.

ANHEUSER-BUSCH INBEV WORLDWIDE INC.

Anheuser-Busch InBev Worldwide Inc., was incorporated on 9 July 2008 under the name of InBev Worldwide S.à r.l as a private limited liability company (société à responsabilité limitée) under the Luxembourg act dated 10 August 1915 on commercial companies, as amended. On 19 November 2008, InBev Worldwide S.à r.l. was domesticated as a corporation in the State of Delaware in accordance with Section 388 of the Delaware General Corporation Law and, in connection with such domestication, changed its name to Anheuser-Busch InBev Worldwide Inc. Anheuser-Busch InBev Worldwide Inc. complies with the laws and regulations of the State of Delaware regarding corporate governance. Anheuser-Busch InBev Worldwide Inc.’s registered office is located at 1209 Orange Street, Wilmington, Delaware 19801.

THE GUARANTORS

Anheuser-Busch InBev SA/NV will guarantee the debt securities, on an unconditional, full and irrevocable basis. In addition, one or more of Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch Companies, LLC, Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch InBev Finance Inc., which are direct or indirect subsidiaries of Anheuser-Busch InBev SA/NV, may, as specified in the applicable prospectus supplement, jointly and severally guarantee the debt securities of a particular series, on an unconditional, full and irrevocable basis, subject to certain limitations described in “Description of Debt Securities and Guarantees”. In addition, the Parent Company and such subsidiaries are obligors under our senior debt facilities agreements and certain other indebtedness of the AB InBev Group, as described in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources”.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from any sales by us of the securities offered under this prospectus and an accompanying prospectus supplement to provide additional funds for general corporate purposes. We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus or in the prospectus supplemental relating to a specific offering.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets out our ratios of earnings to fixed charges for each of the five years ended 31 December 2017, 2016, 2015, 2014 and 2013 based on information derived from our consolidated financial statements, which are prepared in accordance with International Financial Reporting Standards (“IFRS”).

	Year ended 31 December
	2017	2016	2015	2014	2013
Earnings:
Profit from operations before taxes and share of results of associates	10,646	4,318	12,451	13,792	18,240
Add: Fixed charges (below)	4,957	4,608	2,200	2,366	2,389
Less: Interest capitalized (below)	22	12	28	39	38

Total earnings	15 581	8,914	14,623	16,119	20,591

Fixed charges:
Interest expense and similar charges	4,292	4,080	1,805	1,969	2,005
Accretion expense	541	468	289	266	261
Interest capitalized	22	12	28	39	38
Estimated interest portion of rental expense	102	48	78	92	85

Total fixed charges	4,957	4,608	2,200	2,366	2,389

Ratio of earnings to fixed charges	3.14	1.93	6.65	6.81	8.62

The ratio of earnings to fixed charges represents the number of times fixed charges are covered by earnings. For purposes of computing this ratio, earnings consist of profit from operations before taxes and share of results of associates and joint ventures, plus fixed charges, minus interest capitalized during the period. Fixed charges consist of interest and accretion expense, interest on finance lease obligations, interest capitalized, plus one-third of rent expense on operating leases, estimated by us as representative of the interest factor attributable to such rent expense.

We did not have any preferred stock outstanding and did not pay or accrue any preferred stock dividends during the periods presented above.

CAPITALIZATION AND INDEBTEDNESS

The following table shows our cash and cash equivalents and capitalization as of 31 December 2017 and on an as adjusted basis to give effect to (i) the issuance on 23 January 2018 by Anheuser Busch SA/NV of EUR 4,250 million aggregate principal amount of bonds (the “January 2018 Issuance”), (ii) the early repayment in March 2018 of bonds maturing in January 2019 in the aggregate principal amount of $2,500 million, (iii) $5,800 million in non-current unsecured bond issuances becoming current interest-bearing liabilities and (iv) the net repayment of $131 million of commercial paper. This information reflects only the adjustments detailed in the foregoing sentence and should be read in conjunction with the consolidated financial statements and the accompanying notes of AB InBev incorporated by reference into this prospectus and the unaudited pro forma condensed combined financial information included in this prospectus.

	As of 31 December 2017	As adjusted
	(USD million, unaudited)	(USD million, unaudited)
Cash and cash equivalents, less bank overdrafts(1)(2)(4)	10 355	12,930

Current interest-bearing liabilities
Secured bank loans	272	272
Commercial papers(4)	1,870	1,739
Unsecured bank loans	739	739
Unsecured bond issues(3)	4,510	10,310
Unsecured other loans	15	15
Finance lease liabilities	27	27
Non-current interest-bearing liabilities
Secured bank loans	230	230
Unsecured bank loans	153	153
Unsecured bond issues(1)(2)(3)	108,327	105,233
Unsecured other loans	53	53
Finance lease liabilities	186	186

Total interest-bearing liabilities	116,382	118,957

Equity attributable to our equity holders	72,585	72,585
Non-controlling interests	7,635	7,635

Total Capitalization:	196,602	199,177

Notes:

(1)

After 31 December 2017, we used the net proceeds from January 2018 Issuance of $5,206 million for general corporate purposes. This resulted in an increase to our non-current unsecured bonds issues and our cash and cash equivalents, less bank overdrafts, of $5,206 million.

(2)

After 31 December 2017, $2,500 million of non-current unsecured bond issues became current interest-bearing liabilities, resulting in our current unsecured bond issues increasing by $2,500 million and our non-current unsecured bond issues decreasing by $2,500 million. Subsequently, we early repaid in March 2018 bonds maturing in 2019. Such repayments decreased our current unsecured bond issues and our cash and cash equivalents, less bank overdrafts, by $2,500 million.

(3)

After 31 December 2017, $5,800 million of our non-current unsecured bond issues became current interest-bearing liabilities, resulting in our current unsecured bond issues increasing by $5,800 million and our non-current unsecured bond issues decreasing by $5,800 million.

(4)

After 31 December 2017, as a result of repayments/issuances, our commercial paper was decreased by a net amount of $131 million and our cash and cash equivalents, less bank overdrafts, decreased by $131 million, partially offset by issuances.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders. Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”.

Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. An investor who holds debt securities in street name should check with the investor’s own intermediary institution to find out:

•	how it handles debt securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if it were ever required;

•	whether and how the investor can instruct it to send the investor’s debt securities registered in the investor’s own name so the investor can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to an investor who holds in street name or other indirect means, either because the investor chooses to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to the investor as a street name customer but does not do so.

Global Securities. A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”. If we issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

We require that the global security be registered in the name of a financial institution we select. In addition, we require that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described in the section “Global Securities” occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. Unless the applicable prospectus supplement indicates otherwise, each series of debt securities will be issued only in the form of global securities.

Global Securities

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

Investors in securities that are issued only in the form of global securities should be aware that:

•	they cannot get securities registered in their own name;

•	they cannot receive physical certificates for their interests in securities;

•

they will be a street name holder and must look to their own bank or broker for payments on the securities and protection of their legal rights relating to the securities, as explained earlier under “—Street Name and Other Indirect Holders”;

•	they may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to their interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•

the depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in a global security transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the sections entitled “Legal Ownership—Street Name and Other Indirect Holders; Direct Holders”.

The special situations for termination of a global security are:

when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary; and

when an Event of Default has occurred and has not been cured. Defaults are discussed below under “Description of Debt Securities and Guarantees—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “holders” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the sub-section entitled “—Street Name and Other Indirect Holders”.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following is a summary of the general terms of the debt securities. It sets forth possible terms and provisions for each series of debt securities. Each time that we offer debt securities, we will prepare and file a prospectus supplement with the SEC, which you should read carefully. The prospectus supplement may contain additional terms and provisions of those securities. If there is any inconsistency between the terms and provisions presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.

Because this section is a summary, it does not describe every aspect of the debt securities in detail. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures. The form of indenture relating to securities to be issued by Anheuser-Busch InBev Finance Inc. (the “ABIFI Indenture”) is a form of contract between Anheuser-Busch InBev Finance Inc., as Issuer, Anheuser-Busch InBev SA/NV, as the Parent Guarantor, Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Worldwide Inc., as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee. The form of indenture relating to securities to be issued by Anheuser-Busch InBev Worldwide Inc. (the “ABIWW Indenture”) is a form of contract between Anheuser-Busch InBev Worldwide Inc., as Issuer, Anheuser-Busch InBev SA/NV, as the Parent Guarantor, Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV, Anheuser-Busch InBev Finance Inc., as Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee. This summary is subject to, and qualified by reference to, all of the definitions and provisions of each indenture, any supplement to an indenture and each series of debt securities. We may issue as many distinct series of debt securities under each indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. Certain terms, unless otherwise defined here, have the meaning given to them in the relevant indenture.

General

Anheuser-Busch InBev SA/NV will, and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch InBev Worldwide Inc. may, act as guarantors of the debt securities issued under the ABIFI Indenture. Anheuser-Busch InBev SA/NV will, and Anheuser-Busch Companies, LLC, Brandbev S.à r.l., Brandbrew S.A., Cobrew NV and Anheuser-Busch InBev Finance Inc. may, act as guarantors of the debt securities issued under the ABIWW Indenture.

The guarantors of each series of debt securities will be specified in the applicable prospectus supplement and pricing agreement relating to the series. The guarantee is described under “Guarantee” below. Each indenture and its associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. Copies of the indentures are filed with the SEC as an exhibit to our registration statement. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how to obtain a copy.

Neither indenture limits the amount of debt securities that we may issue. We may issue the debt securities in one or more series. We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement will indicate for each series of debt securities:

•	the issuer of the debt securities;

•	the title of the debt securities;

•	any guarantors of the debt securities (in addition to Anheuser-Busch InBev SA/NV);

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom any interest on a debt security of the series will be payable if other than the person in whose name the security is registered;

•	the date or dates on which we will pay the principal of the series of debt securities;

•

the rate or rates at which any debt securities of the series will bear interest, the date or dates from which any such interest will accrue, the interest payment dates on which such interest will be payable, and the regular record date for any such interest payable;

•	the place or places where the principal of and any premium and interest on any debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any of the debt securities of the series may be redeemed, in whole or in part, at the option of the relevant issuer;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

•	the manner in which the amount of principal of or any premium or interest on any debt securities will be determined if the such amount may be determined with reference to an index or other formula;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•

if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•

if the principal amount payable at the “Stated Maturity” of any debt securities is not determinable prior to such date, the amount which will be deemed to be the principal amount of such debt securities as of any such date;

•	the applicability of the provisions described below under “—Discharge and Defeasance”;

•

if the series of debt securities will be issuable in whole or part in the form of a global security as described later under “Legal Ownership—Global Securities”, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	any additions to or changes in the covenants and the events of default described later under “—Events of Default”; and

•	any other terms of the series of debt securities that are not inconsistent with the provisions of the relevant indenture.

Holders of debt securities have no voting rights except as explained below under “—Modifications and Amendment” and “—Events of Default”.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt securities will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “—Additional Mechanics—Payment and Paying Agents”. See “Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue debt securities in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities above under “Legal Ownership”.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Type of Security

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless the applicable prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Variable Rate Debt Securities

A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Calculation of Interest. Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or .0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder’s option.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See “Risk Factors— Risks Relating to Indexed Debt Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.—United States Holders—Original Issue Discount” and “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Finance Inc.—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Guarantee

Each debt security will benefit from an unconditional, full and irrevocable guarantee by the Parent Guarantor. One or more of the following Subsidiary Guarantors, which are subsidiaries of the Parent Guarantor, may, along with the Parent Guarantor, jointly and severally guarantee the debt securities on a full, unconditional and irrevocable basis:

•	Anheuser-Busch Companies, LLC

•	Anheuser-Busch InBev Worldwide Inc.

•	Anheuser-Busch InBev Finance Inc.

•	Brandbev S.à r.l.

•	Brandbrew S.A.

•	Cobrew NV

The Subsidiary Guarantors, if any, for any particular series of debt securities will be specified in the applicable prospectus supplement. The Issuer of a particular series of securities will not act as a Subsidiary Guarantor for that series.

Each guarantee to be provided is referred to as a “Guarantee” and collectively, the “Guarantees;” the subsidiaries of the Parent Guarantor providing Guarantees are referred to as the “Subsidiary Guarantors” and the Parent Guarantor and Subsidiary Guarantors collectively are referred to as the “Guarantors”.

All such Guarantees are set forth in each indenture, or a supplement thereto, and may take the form of a guarantee to be endorsed on a particular series of securities or a global guarantee that applies to multiple series of securities under an indenture. The Guarantees provided by several of the Guarantors will be subject to certain limitations set forth below under “—Guarantee Limitations”.

Under the Guarantees, the Guarantors will guarantee to each Holder the due and punctual payment of any principal, accrued and unpaid interest (and all Additional Amounts, as defined below, if any) due under the debt securities in accordance with each indenture. Each Guarantor will also pay Additional Amounts (if any) in respect of payments under its Guarantee. The Guarantees will be the full, direct, unconditional, unsecured and unsubordinated general obligations of the Guarantors. The Guarantees will rank pari passu among themselves, without any preference of one over the other by reason of priority of date of issue or otherwise, and at least equally with all other unsecured and unsubordinated general obligations of the Guarantors from time to time outstanding.

Any Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee and such Subsidiary Guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time its Guarantee of the debt securities is terminated, (i) (for so long as any commitments remain outstanding under the 2010 Senior Facility Agreement) the relevant Subsidiary Guarantor is or has been released from its guarantee of 2010 Senior Facility Agreement (as defined in the Annual Report under the heading “Item 5. Operating and Financial Review—G. Liquidity and Capital Resources” and as it may be amended from time to time) or is no longer a guarantor under the 2010 Senior Facility Agreement, and (ii) the aggregate amount of indebtedness for borrowed money for which the relevant Guarantor is an obligor (as a guarantor or borrower) does not exceed 10% of the consolidated gross assets of the Parent Guarantor as reflected in the balance sheet included in its most recent publicly released interim or annual consolidated financial statements. For purposes of this paragraph, the amount of a Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the indentures dated 12 January 2009, 16 October 2009 and 16 December 2016, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (B) the debt securities issued pursuant to the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, (C) any other debt the terms of which permit the termination of the Guarantor’s guarantee of such debt under similar circumstances, as long as such Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (D) any debt that is being refinanced at substantially the same time that the Guarantee of the debt securities is being released; provided that any obligations of the Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the Guarantor’s indebtedness for borrowed money.

In addition, Brandbrew S.A. and/or Brandbev S.à r.l., whose guarantees are subject to certain limitations described below, shall be entitled to terminate its Guarantee, and the trustee under each indenture shall execute a release and termination agreement effecting such termination, with respect to any or all series of the notes issued under each indenture, in the event that Brandbrew S.A. or Brandbev S.à r.l determines that under the rules, regulations or interpretations of the SEC it would be required to include its financial statements in any registration statement filed with the SEC with respect to any series of notes or guarantees issued under each indenture or in periodic reports filed with or furnished to the SEC (by reason of such limitations or otherwise). Furthermore, Brandbrew S.A. and/or Brandbev S.à r.l. will be entitled to amend or modify by execution of indentures supplemental to each indenture the terms of its Guarantee or the limitations applicable to its Guarantee, as set forth below, in any respect reasonably deemed necessary by Brandbrew S.A. or Brandbev S.à r.l to meet the requirements of Rule 3-10 under Regulation S-X under the Securities Act (or any successor or similar regulation or exemption) in order for financial statements of such Subsidiary Guarantor not to be required to be included in any registration statement or in periodic reports filed with or furnished to the SEC.

Supplemental Information on Subsidiary Guarantors

Brandbrew S.A. and Brandbev S.à r.l., the Subsidiary Guarantors whose Guarantees are subject to limitations, as described below under “—Guarantee Limitations”, accounted in aggregate for less than 0.1% of the total consolidated EBITDA, as defined, of AB InBev for the year ended 31 December 2017 and approximately 0.1% of the total consolidated debt of AB InBev as of 31 December 2017.

Guarantee Limitations

Pursuant to restrictions imposed by Luxembourg law, notwithstanding anything to the contrary in the Guarantees to be provided by Brandbrew S.A. or Brandbev S.à r.l., (each, a “Luxembourg Guarantor”), for the purposes of any such Guarantees, the maximum aggregate liability of such Luxembourg Guarantor under its Guarantee (including any actual or contingent liabilities as a guarantor under the Other Guaranteed Facilities (as defined below)) shall not exceed an amount equal to the aggregate of (without double counting):

(1)	the aggregate amount of all moneys received by such Luxembourg Guarantor and its Subsidiaries as a borrower or issuer under the Other Guaranteed Facilities;

(2)

the aggregate amount of all outstanding intercompany loans made to such Luxembourg Guarantor and its Subsidiaries by other members of the AB InBev Group which have been directly or indirectly funded using the proceeds of borrowings under the Debt Securities and the Other Guaranteed Facilities; and

(3)	an amount equal to 100% of the greater of:

(a)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in such Luxembourg Guarantor’s then most recent annual accounts approved by the competent organ of such Luxembourg Guarantor (as audited by its statutory auditor (réviseur d’entreprises agréé), if required by law) at the date an enforcement is made under such Luxembourg Guarantor’s Guarantee and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below); and

(b)

the sum of (x) such Luxembourg Guarantor’s own capital (capitaux propres) (as referred to in article 34 of the Luxembourg Law of 2002, and as implemented by the Luxembourg Regulation) as reflected in its most recent annual accounts available as of the date of the applicable Indenture and (y) any amounts owed by such Luxembourg Guarantor to any other member of the AB InBev Group which have not been funded, directly or indirectly, using the proceeds of borrowings under the Indentures or the Other Guaranteed Facilities (as defined below).

For the avoidance of doubt, the limitation on the Guarantee provided by such Luxembourg Guarantor shall not apply to any Guarantee by it of any obligations owed by its Subsidiaries under the Other Guaranteed Facilities.

In addition, the obligations and liabilities of such Luxembourg Guarantor under its Guarantee and under any of the Other Guaranteed Facilities shall not include any obligation which, if incurred, would constitute a breach of the provisions on unlawful financial assistance as contained in articles 49-6 or 168, as applicable, of the Luxembourg Law on Commercial Companies dated 10 August 1915, as amended.

“Other Guaranteed Facilities” means:

(1)	any debt securities issued by Anheuser-Busch Companies, LLC under any of the following indentures:

(a)

the Indenture, dated August 1, 1995, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to Chemical Bank), as trustee;

(b)

the Indenture, dated July 1, 2001, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee; and

(c)

the Indenture, dated October 1, 2007, between Anheuser-Busch Companies, LLC (formerly known as Anheuser-Busch Companies, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee;

(2)	the 2010 Senior Facilities Agreement;

(3)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €15,000,000,000 Euro Medium Term Note Programme originally entered into on 16 January 2009, as the same may be amended from time to time;

(4)	any debt securities issued or guaranteed by Brandbrew, Brandbev or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 6 December 2016;

(5)

any debt securities issued or guaranteed by Brandbrew S.A., Brandbev S.à r.l. or the Parent Guarantor under the €40,000,000,000 Euro Medium Term Note Programme originally entered into on 20 December 2017, as the same may be amended from time to time;

(6)

any debt securities issued by Anheuser-Busch InBev Worldwide and guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the indentures dated 12 January 2009, 16 October 2009, 16 December 2016 and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Worldwide Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee;

(7)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the U.S. Commercial Paper Program of short-term notes due up to a maximum of 364 days from the date of issue issued by Anheuser-Busch InBev Worldwide Inc. pursuant to dealer agreements, an issuing and paying agency agreement, the master note, guarantees and private placement memoranda, each dated on or around June 6, 2011, as amended and restated on or around 20 August 2014;

(8)

any debt securities guaranteed by Brandbrew S.A. or Brandbev S.à r.l. under the the indentures dated 17 January 2013, 25 January 2016 and 15 May 2017, and the indentures supplemental thereto, in each case between Anheuser-Busch InBev Finance Inc., as Issuer, the Parent Guarantor, certain of the Subsidiary Guarantors and the Trustee; and

(9)	any refinancing (in whole or part) of any of the above items for the same or a lower amount.

Redemption

Optional Redemption. The relevant prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice we will be required to give, what prices and any premium we will pay, and the dates on which we may redeem the debt securities. Any notice of redemption of debt securities will state:

•	the date fixed for redemption;

•	the redemption price, or if not ascertainable, the manner of calculation thereof;

•	the amount of debt securities to be redeemed if we are only redeeming a part of the series;

•

that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date;

•	the place or places at which each holder may obtain payment of the redemption price;

•	the CUSIP number or numbers, if any, with respect to the debt securities; and

•	that the redemption is for a sinking fund, if such is the case.

In the case of a partial redemption, the trustee shall select the debt securities that we will redeem in any manner it deems fair and appropriate or in the case of global securities in accordance with the applicable procedures of the clearing systems.

If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date.

A notice of redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed). We will provide written notice to the trustee prior to the close of business two business days prior to the applicable redemption date if any such redemption has been rescinded or delayed, and upon receipt the trustee will provide such notice to each Holder.

Additional Mechanics

Form, Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

Subject to certain restrictions outlined in each indenture, you may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

Payments Due in Other Currencies

We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream, Luxembourg. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Unless otherwise indicated in the applicable prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

If the applicable prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records. Notices regarding the debt securities will be valid if given in writing and mailed, first-class postage prepaid, to each holder affected by the relevant event, at such holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, as the case may be. After that two-year period, you may look only to the relevant Issuer for payment and not to the trustee, any other paying agent or anyone else.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under each indenture. The trustee has two principal functions:

first, it can enforce a holder’s rights against us if we default on debt securities issued under the relevant indenture. There are some limitations on the extent to which the trustee acts on a holder’s behalf, described under “—Events of Default”; and

second, the trustee performs administrative duties for us, such as sending the holder’s interest payments, transferring debt securities to a new buyer and sending notices to holders.

We and some of our subsidiaries maintain deposit accounts and conduct other banking transactions with the trustee and affiliates of the trustee in the ordinary course of our respective businesses. The address of The Bank of New York Mellon Trust Company, N.A. is 911 Washington Avenue, 3rd Floor, St. Louis, Missouri 63101.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

Regarding the Trustee, Paying Agent, Transfer Agent and Registrar

For a description of the duties and the immunities and rights of any trustee, paying agent, transfer agent or registrar under each indenture, reference is made to such indenture, and the obligations of any Trustee, paying agent, transfer agent and registrar to the Holder are subject to such immunities and rights.

Legal Status of the Issuers

Each of the Issuers may at any time after the date of this prospectus, in its sole discretion, convert from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law or any other applicable law that provides that the limited liability company resulting from such conversion shall be deemed to be the same entity as the corporation. Each Issuer may so convert without being required to give any notice to Holders or advance notice to the Trustee. It is possible that such a conversion could be treated as a taxable exchange for United States federal income tax purposes. In that case, we would not provide any indemnity for the tax consequences arising from such a conversion. For more information on the U.S. federal income tax consequences of such a conversion, please see “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.—United States Holders—Substitution of an Issuer and Discharge of Indenture” and “Tax Considerations—United States Taxation—Debt Securities Issued by Anheuser-Busch InBev Finance Inc.—United States Holders—Substitution of an Issuer and Discharge of Indenture”.

Modifications and Amendment

Each Issuer, the Guarantors and the Trustee may execute agreements adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of any supplemental agreement or modifying in any manner the rights of the Holders under the debt securities or the Guarantees only with the consent of the Holders of not less than a majority in aggregate principal amount of the debt securities then outstanding under such indenture (irrespective of series) that would be affected by the proposed modification or amendment; provided that no such agreement shall (a) change the maturity of the principal of, or any installment of interest on, any debt security, or reduce the principal amount or the interest thereof, or extend the time of payment of any installment of interest thereon, or change the currency of payment of principal of, or interest on, any debt security, or change the Issuer’s or a Guarantor’s obligation to pay Additional Amounts, impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the due date thereof (or in the case of redemption on or after the redemption date) or change in any manner adverse to the interests of the Holders the terms and provisions of the Guarantees in respect of the due and punctual payment of principal amount of the debt securities then outstanding plus accrued and unpaid interest (and all Additional Amounts, if any) without the consent of the Holder of each debt securities so affected; or (b) reduce the aforesaid percentage of the consent of the Holders of which is required for any such agreement, without the consent of the Holders of the affected series of the debt securities then outstanding. To the extent that any changes directly affect fewer than all the series of the debt securities, only the consent of the Holders of debt securities of the relevant series (in the respective percentages set forth above) will be required.

Each Issuer, the Guarantors and the Trustee may, without the consent of the Holders, from time to time execute agreements or amendments or enter into an indenture or indentures supplemental thereto (including in respect of one series of debt securities only) for one or more of the following purposes:

•	to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee or another person as security for the debt securities;

•

to evidence the succession of another person to the applicable Issuer or any Guarantors, or successive successions, and the assumption by the successor person of the covenants of that Issuer or any of the Guarantors, pursuant to an indenture and the debt securities;

•

to evidence and provide for the acceptance of appointment of a successor or successors to the Trustee in any of its capacities and to add to or change any of the provisions of an indenture to facilitate the administration of the trusts created thereunder by more than one trustee;

•

to add to the covenants of the applicable Issuer or the Guarantors, for the benefit of the holders of all or any series of the debt securities issued under the applicable indenture, or to surrender any rights or powers conferred on such Issuer or the Guarantors in such indenture;

•

to add any additional events of default for the benefit of the Holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of Holders, stating that such additional events of default are expressly being included solely for the benefit of such series);

•

to add to, change or eliminate any of the provisions of an indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such debt security with respect to such provision or (B) shall become effective only when there is no such debt security outstanding;

•

to modify the restrictions on and procedures for resale and other transfers of the debt securities pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;

•	to provide for the issues of securities in exchange for one or more series of outstanding debt securities;

•

to provide for the issuance and terms of any particular series of securities, the rights and obligations of the Guarantors and the holders of the securities of such series, the form or forms of the securities of such series and such other matters in connection therewith as the Issuers and the Guarantors shall consider appropriate, including, without limitation, provisions for (a) additional or different covenants, restrictions or conditions applicable to such series, (b) additional or different events of default in respect of such series, (c) a longer or shorter period of grace and/or notice in respect of any provision applicable to such series than is otherwise provided, (d) immediate enforcement of any event of default in respect of such series or (e) limitations upon the remedies available in respect of any events of default in respect of such series or upon the rights of the holders of securities of such series to waive any such event of default;

•

to cure any ambiguity or to correct or supplement any provision contained in an indenture, any series of debt securities or the Guarantees, or in any supplemental agreement, which may be defective or inconsistent with any other provision contained therein or in any supplemental agreement, (b) to eliminate any conflict between the terms hereof and the Trust Indenture Act of 1939 or (c) to make such other provision in regard to matters or questions arising under an indenture or under any supplemental agreement as the Issuers may deem necessary or desirable and which will not adversely affect the interests of the Holders to which such provision relates in any material respect;

•

to “reopen” the debt securities of any series and create and issue additional debt securities having identical terms and conditions as the debt securities of such series (or in all respects except for the issue date, issue price, first interest accrual date and first interest payment date) so that the additional notes are consolidated and form a single series with the outstanding debt securities;

•	to add any Subsidiary of the Parent Guarantor as a Guarantor with respect to any series of notes, subject to applicable regulatory or contractual limitations relating to such subsidiary’s Guarantee;

•	to provide for the release and termination of any Subsidiary Guarantor’s Guarantee in the circumstances described under “—Guarantee” above;

•	to provide for any amendment, modification or alteration of any Subsidiary Guarantor’s Guarantee and the limitations applicable thereto in the circumstances described under “—Guarantee” above; or

•	to make any other change that does not materially adversely affect the interests of the holders of the series of notes affected thereby.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Certain Covenants

Limitation on Liens

So long as any of the debt securities remains outstanding, the Parent Guarantor will not, nor will it permit any Restricted Subsidiary to, create, assume, guarantee or suffer to exist any mortgage, pledge, security interest or lien (an “Encumbrance”) on any of its Principal Plants or on any capital stock of any Restricted Subsidiary without effectively providing that the debt securities (together with, if the Parent Guarantor shall so determine, any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created) shall be secured by the security for such secured indebtedness equally and ratably therewith; provided, however, the above limitation does not apply to:

(a)	purchase money liens, so long as such liens attach only to the assets so acquired and improvements thereon;

(b)

Encumbrances existing at the time of acquisition of property (including through merger or consolidation) or securing indebtedness the proceeds of which are used to pay or reimburse the Parent Guarantor or a Restricted Subsidiary for the cost of such property (provided such indebtedness is incurred within 180 days after such acquisition);

(c)	Encumbrances on property of a Restricted Subsidiary existing at the time it becomes a Restricted Subsidiary;

(d)

Encumbrances to secure the cost of development or construction of property, or improvements thereon; provided that the recourse of the creditors in respect of such indebtedness is limited to such property and improvements;

(e)	Encumbrances in connection with the acquisition or construction of Principal Plants or additions thereto financed by tax-exempt securities;

(f)	Encumbrances securing indebtedness owing to the Parent Guarantor or a Restricted Subsidiary by a Restricted Subsidiary;

(g)	Encumbrances existing at the date of the applicable indenture;

(h)

Encumbrances required in connection with state or local governmental programs which provide financial or tax benefits; provided that the obligations secured are in lieu of or reduce an obligation that would have been secured by an Encumbrance permitted under each indenture;

(i)	any Encumbrance arising by operation of law and not securing amounts more than ninety (90) days overdue or otherwise being contested in good faith;

(j)	judgment Encumbrances not giving rise to an event of default;

(k)

any Encumbrance incurred or deposits made in the ordinary course of business, including, but not limited to, (i) any mechanics’, materialmen’s, carriers’, workmen’s, vendors’ or other like Encumbrances, (ii) any Encumbrances securing amounts in connection with workers’ compensation, unemployment insurance and other types of social security, and (iii) any easements, rights-of-way, restrictions and other similar charges;

(l)

any Encumbrance upon specific items of inventory or other goods and proceeds of the Parent Guarantor or any Restricted Subsidiary securing the Parent Guarantor’s or any such Restricted Subsidiary’s obligations in respect of bankers’ acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

(m)

any Encumbrance incurred or deposits made securing the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature incurred in the ordinary course of business;

(n)

any Encumbrance on any Principal Plant of the Parent Guarantor or any Restricted Subsidiary in favor of the Federal Government of the United States or the government of any State thereof, or the government of the United Kingdom, or any state in the European Union, or any instrumentality of any of them, securing the obligations of the Parent Guarantor or any Restricted Subsidiary pursuant to any contract or payments owed to such entity pursuant to applicable laws, rules, regulations or statutes;

(o)	any Encumbrance securing taxes or assessments or other applicable governmental charges or levies;

(p)

extensions, renewals or replacements of the Encumbrances referred to in clauses (a) through (o); provided that the amount of indebtedness secured by such extension, renewal or replacement shall not exceed the principal amount of indebtedness being extended, renewed or replaced, together with the amount of any premiums, fees, costs and expenses associated with such extension, renewal or replacement, nor shall the pledge, mortgage or lien be extended to any additional Principal Plant unless otherwise permitted under this covenant;

(q)	as permitted under the provisions described in the following two paragraphs herein; and

(r)	sale-leaseback transactions.

Notwithstanding the provisions described in the immediately preceding paragraph, the Parent Guarantor or any Restricted Subsidiary may, without ratably securing the debt securities, create, assume, guarantee or suffer to exist any indebtedness which would otherwise be subject to such restrictions, and renew, extend or replace such indebtedness; provided that the aggregate amount of such indebtedness, when added to the fair market value of property transferred in certain sale and leaseback transactions (computed without duplication of amount) does not at the time exceed 15% of Net Tangible Assets.

If the Parent Guarantor or any Restricted Subsidiary merges or consolidates with, or purchases all or substantially all of the assets of, another corporation, or the Parent Guarantor sells all or substantially all of its assets to another corporation, and if such other corporation has outstanding obligations secured by an Encumbrance which, by reason of an after-acquired property clause or similar provision, would extend to any Principal Plant owned by the Parent Guarantor or such Restricted Subsidiary immediately prior thereto, the Parent Guarantor or such Restricted Subsidiary, as the case may be, will in such event be deemed to have created an Encumbrance, within the prohibition of the covenant described above, unless (a) such merger or consolidation involving a Restricted Subsidiary constitutes a disposition by the Parent Guarantor of its interest in the Restricted Subsidiary or (b) (i) at or prior to the effective date of such merger, consolidation, sale or purchase, such Encumbrance shall be released of record or otherwise satisfied to the extent it would extend to such Principal Plant, (ii) prior thereto, the Parent Guarantor or such Restricted Subsidiary shall have created, as security for the debt securities (and, if the Parent Guarantor shall so determine, as security for any other indebtedness of the Parent Guarantor then existing or thereafter created ranking equally with the debt securities and any other indebtedness of such Restricted Subsidiary then existing or thereafter created), a valid Encumbrance which will rank equally and ratably with the Encumbrances of such other corporation on such Principal Plant of the Parent Guarantor or such Restricted Subsidiary, as the case may be, or (iii) such Encumbrance is otherwise permitted or complies with the covenant described above.

In each instance referred to in the preceding paragraphs where the Parent Guarantor is obligated to provide security for the debt securities (except, for certain issues of indebtedness, in the case of transactions relating to stock of a Restricted Subsidiary), the Parent Guarantor would be required to provide comparable security for other outstanding indebtedness under that indenture and other agreements relating thereto.

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

The occurrence and continuance of one or more of the following events will constitute an “Event of Default” under each indenture and the debt securities:

(a) Payment Default—(i) The applicable Issuer or a Guarantor fails to pay interest within 30 days from the relevant due date, or (ii) the applicable Issuer or a Guarantor fails to pay the principal (or premium, if any) due on the debt securities at maturity; provided that to the extent any such failure to pay principal or premium is caused by a technical or administrative error, delay in processing payments or events beyond the control of the Issuer or Guarantors, no Event of Default shall occur for three days following such failure to pay; provided, further, that, in the case of a redemption payment, no Event of Default shall occur for 30 days following a failure to make such payment;

(b) Breach of Other Material Obligations—The applicable Issuer or a Guarantor defaults in the performance or observance of any of its other material obligations under or in respect of the debt securities or an indenture and such default remains unremedied for 90 days after a written notice has been given to such Issuer and the Parent Guarantor by the Trustee or to such Issuer, the Parent Guarantor and the Trustee by the Holders of at least 25% in principal amount of the outstanding debt securities affected thereby, specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the debt securities;

(c) Bankruptcy or Insolvency—A court of competent jurisdiction commences bankruptcy or other insolvency proceedings against the applicable Issuer, the Parent Guarantor or a Guarantor that is a Significant

Subsidiary under the applicable laws of their respective jurisdictions of incorporation, or the applicable Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary applies for or institutes such proceedings or offers or makes an assignment for the benefit of its creditors generally, or a third party institutes bankruptcy or insolvency proceedings against the applicable Issuer, the Parent Guarantor or a Guarantor that is a Significant Subsidiary and such proceedings are not discharged or stayed within 90 days;

(d) Impossibility due to Government Action—Any governmental order, decree or enactment shall be made in or by Belgium or the jurisdiction of incorporation of a Guarantor that is a Significant Subsidiary whereby the applicable Issuer, the Parent Guarantor, or such Guarantor that is a Significant Subsidiary is prevented from observing and performing in full its obligations as set forth in the terms and conditions of the debt securities and the Guarantees, respectively, and this situation is not cured within 90 days; or

(e) Invalidity of the Guarantees—The Guarantees provided by the Parent Guarantor or a Guarantor that is a Significant Subsidiary cease to be valid and legally binding for any reason whatsoever or the Parent Guarantor or a Guarantor that is a Significant Subsidiary seeks to deny or disaffirm its obligations under the Guarantee.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, then in each and every case, unless the principal of all of the debt securities of such series shall already have become due and payable (in which case no action is required for the acceleration of the debt securities of such series), the Holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding, by written notice to the applicable Issuer, the Parent Guarantor and the Trustee as provided in the applicable indenture, may declare the entire principal of all the debt securities of such series, and the interest accrued thereon, to be due and payable immediately; provided, however, that if an Event of Default specified in paragraph (c) above with respect to any series of the debt securities at the time outstanding occurs, the principal amount of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Under certain circumstances, the Holders of a majority in aggregate principal amount of a series of debt securities then outstanding may, by written notice to the applicable Issuer and the Trustee as provided in the applicable indenture, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under an indenture, so long as such direction would not involve the Trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer indemnity and/or security satisfactory to the trustee against the costs, expenses and liabilities of taking such request.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

We will furnish to the Trustee every year a written statement of certain of our officers and directors, certifying that, to their knowledge, we are in compliance with each indenture and the debt securities, or else specifying any default.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

Substitution of an Issuer or Guarantor; Consolidation, Merger and Sale of Assets

In all cases subject to any provisions contained in the applicable prospectus supplement describing the Holders’ option to require repayment upon a change in control, (i) any Issuer or Guarantor, without the consent of the Holders of any of the debt securities, may consolidate with or merge into, or sell, transfer, lease or convey all or substantially all of their respective assets to, any corporation or (ii) an Issuer may at any time substitute for itself either a Guarantor or any Affiliate (as defined below) of a Guarantor as principal debtor under the debt securities (a “Substitute Issuer”); provided that:

(a)

the Substitute Issuer or any other successor company shall expressly assume such Issuer’s or Guarantor’s respective obligations under the debt securities or the Guarantees, as the case may be, and each indenture, as applicable, except that if the Parent Guarantor is merged into any corporation organized under the laws of the Kingdom of Belgium via a “merger by absorption” in accordance with the Belgian Companies Code, that successor company shall, by virtue of the operation of Belgian law and without any further action by the Parent Guarantor or its successor, assume the obligations of the Parent Guarantor under the Guarantees and each indenture and no express assumption will be required;

(b)	any other successor company is organized under the laws of a member country of the Organization for Economic Co-Operation and Development;

(c)

such Issuer is not in default of any payments due under the debt securities and immediately before and after giving effect to such consolidation, merger, sale, transfer, lease, conveyance or substitution, no Event of Default shall be continuing;

(d)	in the case of a Substitute Issuer:

(i)

the obligations of the Substitute Issuer arising under or in connection with the debt securities and each indenture, as applicable, are fully, irrevocably and unconditionally guaranteed by the Guarantors (other than the Substitute Issuer, if applicable) on the same terms as existed immediately prior to such substitution under the Guarantees given by such Guarantors;

(ii)

the Parent Guarantor, the applicable Issuer and the Substitute Issuer jointly and severally indemnify each Holder for any income tax or other tax (if any) recognized by such Holder solely as a result of the substitution of the Substitute Issuer (and not as a result of any transfer by such Holder); provided, however, that such indemnification shall not apply to any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and shall not require the payment of additional amounts on account of any such withholding or deduction;

(iii)

each stock exchange on which the debt securities are listed, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to be listed on such stock exchange; and

(iv)

each rating agency that rates the debt securities, if any, shall have confirmed that, following the proposed substitution of the Substitute Issuer, such debt securities will continue to have the same or better rating as immediately prior to such substitution; and

(e)	written notice of such transaction shall be promptly provided to the Holders.

For purposes of the foregoing, “Affiliate” shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

Upon the effectiveness of any substitution, all of the foregoing provisions will apply mutatis mutandis, and references elsewhere herein to the Issuer or a Guarantor will, where the context so requires, be deemed to be or include references, to any successor company.

Discharge and Defeasance

Discharge of Indentures

Each indenture provides that the applicable Issuer and the Guarantors will be discharged from any and all obligations in respect of such indenture (except for certain obligations to register the transfer of or exchange debt securities, replace stolen, lost or mutilated debt securities, make payments of principal and interest and maintain paying agencies) if:

•	the applicable Issuer or the Guarantors have paid or caused to be paid in full the principal of and interest on all debt securities outstanding thereunder;

•	the applicable Issuer or the Guarantors shall have delivered to the Trustee for cancellation all debt securities outstanding theretofore authenticated; or

•

all debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be, or have been, called for redemption as described under “—Redemption — Optional Redemption” within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in any such case, the applicable Issuer or Guarantors shall have irrevocably deposited with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such debt securities, (a) cash in U.S. dollars in an amount, or (b) U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than the due date of any payment, cash in U.S. dollars in an amount, or (c) any combination of (a) and (b), sufficient to pay all the principal of, and interest (and Additional Amounts, if any) on, all such debt securities not theretofore delivered to the Trustee for cancellation on the dates such payments are due in accordance with the terms of the debt securities and all other amounts payable under the applicable indenture by the applicable Issuer.

“U.S. Government Obligations” means securities which are (i) direct obligations of the U.S. government or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. government, the payment of which is unconditionally guaranteed by the U.S. government, which, in either case, are full faith and credit obligations of the U.S. government payable in U.S. dollars and are not callable or redeemable at the option of the issuer thereof.

Covenant Defeasance

Each indenture also provides that the applicable Issuer and the Guarantors need not comply with certain covenants of such indenture (including those described under “—Certain Covenants—Limitation on Liens”), and the Guarantors shall be released from their obligations under the Guarantees, if:

•

the applicable Issuer or the Guarantors irrevocably deposit with the Trustee as trust funds in irrevocable trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such debt securities, (i) cash in U.S. dollars in an amount, or (ii) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide not later than one day before the due date of any payment cash in U.S. dollars in an amount, or (iii) any combination of (i) and (ii), sufficient to pay all the principal of, and interest on, the debt securities then outstanding on the dates such payments are due in accordance with the terms of the debt securities;

•	certain events of default, or events which with notice or lapse of time or both would become such an event of default, shall not have occurred and be continuing on the date of such deposit;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing with respect to U.S. federal income tax matters to the effect that the beneficial owners of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would be the case if such Covenant Defeasance had not occurred;

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an opinion of tax counsel of recognized standing in its jurisdiction of incorporation to the effect that such deposit and related Covenant Defeasance will not cause the Holders, other than Holders who are or who are deemed to be residents of such jurisdiction of incorporation or use or hold or are deemed to use or hold their debt securities in carrying on a business in such jurisdiction of incorporation, to recognize income, gain or loss for income tax purposes in such jurisdiction of incorporation, and to the effect that payments out of the trust fund will be free and exempt from any and all withholding and other income taxes of whatever nature of such jurisdiction of incorporation or political subdivision thereof or therein having power to tax, except in the case of debt securities beneficially owned (i) by a person who is or is deemed to be a resident of such jurisdiction of incorporation or (ii) by a person who uses or holds or is deemed to use or hold such debt securities in carrying on a business in such jurisdiction of incorporation; and

•

the applicable Issuer, or the Guarantors, as the case may be, deliver to the Trustee an officers’ certificate and an opinion of legal counsel of recognized standing, each stating that all conditions precedent provided for relating to such Covenant Defeasance have been complied with.

The effecting of these arrangements is also known as “Covenant Defeasance”.

Additional Amounts

To the extent that any Guarantor is required to make payments in respect of the debt securities, such Guarantor will make all payments in respect of the debt securities without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by way of withholding or deduction at source by or on behalf of any jurisdiction in which such Guarantor is incorporated, organized or otherwise tax resident or any political subdivision or any authority thereof or therein having power to tax (the “Relevant Taxing Jurisdiction”) unless such withholding or deduction is required by law. In such event, such Guarantor will pay to the Holders such additional amounts (the “Additional Amounts”) as shall be necessary in order that the net amounts received by the Holders, after such withholding or deduction, shall equal the respective amounts of principal and interest which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes or duties which:

(a)

are payable by any person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Guarantor from payment of principal or interest made by it;

(b)

are payable by reason of the Holder or beneficial owner having, or having had, some personal or business connection with such Relevant Taxing Jurisdiction and not merely by reason of the fact that payments in respect of the debt securities or the Guarantees are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in the Relevant Taxing Jurisdiction;

(c)

are imposed or withheld by reason of the failure of the Holder or beneficial owner to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder and beneficial owner or to make any valid or timely declaration or similar claim or satisfy any other reporting requirements relating to such matters, whether required or imposed by statute, treaty, regulation or administrative practice, as a precondition to exemption from, or a reduction in the rate of withholding or deduction of, such taxes;

(d)	consist of any estate, inheritance, gift, sales, excise, transfer, personal property or similar taxes;

(e)

are imposed on or with respect to any payment by the applicable Guarantors to the registered Holder if such Holder is a fiduciary or partnership or any person other than the sole beneficial owner of such payment to the extent that taxes would not have been imposed on such payment had such registered Holder been the sole beneficial owner of such debt security;

(f)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of principal or interest becomes due, or is duly provided for and written notice thereof is provided to the Holders, whichever occurs later;

(g)

are payable because any debt security was presented to a particular paying agent for payment if the debt security could have been presented to another paying agent without any such withholding or deduction; or

(h)	are payable for any combination of (a) through (g) above.

References to principal or interest in respect of the debt securities shall be deemed to include any Additional Amounts, which may be payable as set forth in each indenture.

In addition, any amounts to be paid by an Issuer or any Guarantor on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (“FATCA Withholding”). Neither any Guarantor nor any Issuer will be required to pay Additional Amounts on account of any FATCA Withholding.

The preceding covenant regarding Additional Amounts will not apply to any Guarantor at any time when such Guarantor is incorporated in a jurisdiction in the United States; provided, however, that such covenant will apply to an Issuer at any time when it is incorporated in a jurisdiction outside of the United States. The prospectus supplement relating to the debt securities may describe additional circumstances in which the Guarantors would not be required to pay additional amounts.

Indemnification of Judgment Currency

To the fullest extent permitted by applicable law, the applicable Issuer and each of the Guarantors will indemnify each Holder against any loss incurred by such Holder as a result of any judgment or order being given or made for any amount due under any debt security or Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”), which is other than U.S. dollars and as a result of any variation between (i) the rate of exchange at which the U.S. dollar is converted into the Judgment Currency for the purposes of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Holder on the date of payment of such judgment is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Holder. This indemnification will constitute a separate and independent obligation of each Issuer or each of the Guarantors, as the case may be, and will continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” includes any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

Governing Law; Submission to Jurisdiction

The indentures, the debt securities and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

Each Issuer and the Guarantors have irrevocably submitted to the non-exclusive jurisdiction of the courts of any U.S. state or federal court in the Borough of Manhattan in The City of New York, New York with respect to any legal suit, action or proceeding arising out of or based upon the applicable indenture, debt securities or Guarantees.

Definitions

“Net Tangible Assets” means the total assets of the Parent Guarantor and its Restricted Subsidiaries (including, with respect to the Parent Guarantor, its net investment in subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by the Parent Guarantor in accordance with generally accepted accounting principles applied by the Parent Guarantor as of a date within 90 days of the date as of which the determination is being made; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

“Principal Plant” means (a) any brewery, or any manufacturing, processing or packaging plant, now owned or hereafter acquired by the Parent Guarantor or any Subsidiary, but shall not include (i) any brewery or manufacturing, processing or packaging plant which the Parent Guarantor shall by board resolution have determined is not of material importance to the total business conducted by the Parent Guarantor and its Subsidiaries, (ii) any plant which the Parent Guarantor shall by board resolution have determined is used primarily for transportation, marketing or warehousing (any such determination to be effective as of the date specified in the applicable board resolution) or (iii) at the option of the Parent Guarantor, any plant that (A) does not constitute part of the brewing operations of the Parent Guarantor and its Subsidiaries and (B) has a net book value, as reflected on the balance sheet contained in the Parent Guarantor’s financial statements of not more than $100,000,000, and (b) any other facility owned by the Parent Guarantor or any of its Subsidiaries that the Parent Guarantor shall, by board resolution, designate as a Principal Plant. Following any determination, designation or election referred to herein that a brewery or plant shall not be included as a Principal Plant, the Parent Guarantor may, at its option, by board resolution, elect that such facility subsequently be included as a Principal Plant.

“Restricted Subsidiary” means (a) any Subsidiary which owns or operates a Principal Plant, (b) any other subsidiary which the Parent Guarantor, by board resolution, shall elect to be treated as a Restricted Subsidiary, until such time as the Parent Guarantor may, by further board resolution, elect that such Subsidiary shall no longer be a Restricted Subsidiary, successive such elections being permitted without restriction, and (c) the Issuers and the Subsidiary Guarantors; provided that each of Companhia de Bebidas das Américas—AmBev and Grupo Modelo S.A.B. de C.V. shall not be “Restricted Subsidiaries” until and unless the Parent Guarantor owns, directly or indirectly, 100% of the equity interests in such company. Any such election will be effective as of the date specified in the applicable board resolution.

“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% or more of the consolidated revenue of the Parent Guarantor, (ii) the consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of which represents 10% or more of the consolidated EBITDA of the Parent Guarantor or (iii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Parent Guarantor, in each case as reflected in the most recent annual audited financial statements of the Parent Guarantor; provided that (A) in the case of a Subsidiary acquired by the Parent Guarantor during or after the financial year shown in the most recent annual audited financial statements of the Parent Guarantor, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Parent Guarantor acting in good faith and (B) EBITDA shall be calculated by the Parent Guarantor in substantially the same manner as it is calculated for the amounts shown in “Item 5. Operating and Financial Review—E. Results of Operations” in the Annual Report incorporated in this prospectus.

“Subsidiary” means any corporation of which more than 50% of the issued and outstanding stock entitled to vote for the election of directors (otherwise than by reason of default in dividends) is at the time owned directly or indirectly by the Parent Guarantor or a Subsidiary or Subsidiaries or by the Parent Guarantor and a Subsidiary or Subsidiaries.

Consent to Service

Each indenture provides that we irrevocably designate AB InBev Services LLC, 250 Park Avenue, 2nd Floor, New York, New York 10177 as our authorized agent for service of process in any proceeding arising out of or relating to such indenture or the applicable debt securities or Guarantees brought in any federal or state court in New York City and we irrevocably submit to the jurisdiction of these courts.

CLEARANCE AND SETTLEMENT

The securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), in Luxembourg and Euroclear Bank S.A./N.V. (“Euroclear”), in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Global securities will be registered in the name of a nominee for, and accepted for settlement and clearance by, one or more of Euroclear, Clearstream, Luxembourg, DTC and any other clearing system identified in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Euroclear and Clearstream, Luxembourg hold interests on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream, Luxembourg on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with the DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of the DTC.

The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Clearstream, Luxembourg, Euroclear and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;

(2)	a “banking organization” within the meaning of New York Banking Law;

(3)	a member of the Federal Reserve System;

(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

•

Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•

Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry transfers between the accounts of its customers. This eliminates the need for physical movement of securities.

•

Clearstream, Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•

Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•

Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the National Bank of Belgium (Banque Nationale de Belgique / Nationale Bank van België).

•

Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•

Euroclear provides other services to its customers, including credit, custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

•

Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

We understand that investors that hold their debt securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

Trading Between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the debt securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, any interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAX CONSIDERATIONS

United States Taxation

This section describes the material United States federal income tax consequences of owning the debt securities we are offering. It applies to you only if you acquire debt securities in the offering and you hold your debt securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the Issuers. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section deals only with debt securities that are issued in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are in bearer form or that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Debt Securities Issued by Anheuser-Busch InBev Worldwide Inc.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Under recently enacted legislation, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security (including any additional amounts paid with respect to withholding tax, as described above), whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or “OID”, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service (the “IRS”).

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total non-contingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of ABIWW or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders —Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you will be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement (not including amounts attributable to accrued but unpaid interest, which will be treated as a payment of such interest) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Substitution of ABIWW and Discharge of Indenture

A Guarantor or certain of its subsidiaries, subject to certain restrictions, may assume the obligations of an ABIWW under the debt securities without the consent of the holders. Also, under certain circumstances, ABIWW and the Guarantors will be discharged from any and all obligations in respect of the relevant indenture. Such events in some circumstances may be treated as taxable exchanges for United States federal income tax purposes (though in the case of a substitution of ABIWW, the Parent Guarantor, ABIWW and the Substitute Issuer will indemnify holders for any income tax or other tax (if any) recognized by such holder solely as a result of such substitution—see “Description of Debt Securities and Guarantees—Substitution of ABIWW or Guarantor; Consolidation, Merger and Sale of Assets”). Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences of such events.

Additionally, ABIWW may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company as described above in “Description of Debt Securities and Guarantees—Legal Status of the Issuers” above. Under these circumstances and assuming the debt securities continue to be traded on an established securities market within the meaning of Section 1273 of the Code and the regulations thereunder, the debt securities would be deemed to be re-issued on the date of conversion with an issue price equal to their fair market value at the time of the conversion. There may be other tax consequences to holders in these circumstances. We urge you to consult your own tax advisor. We do not provide any indemnity to holders of debt securities in respect of this conversion, and accordingly, would not provide any indemnity for the tax consequences arising from this conversion.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income tax law, and subject to the discussion of backup withholding and withholdable payments to foreign financial entities and other foreign entities below, if you are a United States alien holder of a debt security:

•

we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the relevant Issuer entitled to vote,

2.	you are not a controlled foreign corporation that is related to the relevant Issuer through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

(a)

you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

(b)

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

(c)	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

(i)

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

(ii)

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

(iii)	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

(d)	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

(i)

certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

(ii)	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form, or

(e)

the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such institutions fail to comply with information reporting requirements. Such payments will include US-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce US-source interest. You could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold debt securities through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before 1 January 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding; provided that the certification requirements described above under “—United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of notes under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Debt Securities Issued by Anheuser-Busch InBev Finance Inc.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below.

Under recently enacted legislation, United States holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described below, although the precise application of this rule is unclear at this time. This rule generally will be effective for tax years beginning after December 31, 2017 or, for debt securities issued with original issue discount, for tax years beginning after December 31, 2018. United States holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this legislation to their particular situation.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your debt security (including any additional amounts paid with respect to withholding tax, as described above), whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid by the Anheuser-Busch InBev Finance Inc. on a debt security and original issue discount, if any, accrued with respect to a debt security (as described below under “—Original Issue Discount”) is income from sources outside the United States and will generally be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or “OID”, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest,

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date, and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost,

•	the issue date of your debt security will be the date you acquired it, and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total non-contingent principal payments;

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of ABIFI or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—United States Holders —Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General” and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you will be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement (not including amounts attributable to accrued but unpaid interest, which will be treated as a payment of such interest) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Substitution of ABIFI and Discharge of Indenture

A Guarantor or certain of its subsidiaries, subject to certain restrictions, may assume the obligations of ABIFI under the debt securities without the consent of the holders. Also, under certain circumstances, ABIFI and the Guarantors will be discharged from any and all obligations in respect of the relevant indenture. Such events in some circumstances may be treated as taxable exchanges for United States federal income tax purposes (though in the case of a substitution of ABIFI, the Parent Guarantor, ABIFI and the Substitute Issuer will indemnify holders for any income tax or other tax (if any) recognized by such holder solely as a result of such substitution—see “Description of Debt Securities and Guarantees—Substitution of ABIFI or Guarantor; Consolidation, Merger and Sale of Assets”). Holders should consult their own tax advisors regarding the United States federal, state, and local tax consequences of such events.

Additionally, ABIFI may, at its election in the future, convert from a Delaware corporation to a Delaware limited liability company as described above in “Description of Debt Securities and Guarantees—Legal Status of the Issuers” above. Under these circumstances and assuming the debt securities continue to be traded on an established securities market within the meaning of Section 1273 of the Code and the regulations thereunder, the debt securities would be deemed to be re-issued on the date of conversion with an issue price equal to their fair market value at the time of the conversion. There may be other tax consequences to holders in these circumstances. We urge you to consult your own tax advisor. We do not provide any indemnity to holders of debt securities in respect of this conversion, and accordingly, would not provide any indemnity for the tax consequences arising from this conversion.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Indexed Debt securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are a beneficial owner of a debt security and you are, for United States federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

Under United States federal income tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security, interest on a debt security paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale, Retirement and Other Disposition of the Debt securities

If you are a United States alien holder of a debt security, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally would apply to payments of principal and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid Internal Revenue Service Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

Initial Offering and Issue of Securities

We may issue all or part of the securities from time to time, in terms determined at that time, through underwriters, dealers and/or agents, directly to purchasers or through a combination of any of these methods. We will set forth in the applicable prospectus supplement:

•	the name of the Issuer;

•	the names of the Subsidiary Guarantor(s);

•	the terms of the offering of the securities;

•	the names of any underwriters, dealers or agents involved in the sale of the securities;

•	the principal amounts of securities any underwriters will subscribe for;

•	any applicable underwriting commissions or discounts; and

•	our net proceeds.

If we use underwriters in the issue, they will acquire the securities for their own account and they may effect the distribution of the securities from time to time in one or more transactions. These transactions may be at a fixed price or prices, which they may change, or at prevailing market prices, or at prices related to prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless the applicable prospectus supplement specifies otherwise, the underwriters’ obligations to subscribe for the securities will depend on certain conditions being satisfied. If the conditions are satisfied, the underwriters will be obligated to subscribe for all of the securities of the series, if they subscribe for any of them. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we use dealers in the issue, unless the applicable prospectus supplement specifies otherwise, we will issue the securities to the dealers as principals. The dealers may then sell the securities to the public at varying prices that the dealers will determine at the time of sale.

We may also issue securities through agents we designate from time to time, or we may issue securities directly. The applicable prospectus supplement will name any agent involved in the offering and issue of the securities, and will also set forth any commissions that we will pay. Unless the applicable prospectus supplement indicates otherwise, any agent will be acting on a best efforts basis for the period of its appointment. Agents through whom we issue securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our agents, may be compensated separately and may also receive commissions from the purchasers for whom they may act as agents.

In connection with the issue of securities, underwriters may receive compensation from us or from subscribers of securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. Dealers may also receive commissions from the subscribers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the sale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will identify any underwriter or agent, and describe any compensation that we provide.

If the applicable prospectus supplement so indicates, we will authorize underwriters, dealers or agents to solicit offers to subscribe the securities from institutional investors. In this case, the prospectus supplement will also indicate on what date payment and delivery will be made. There may be a minimum amount which an institutional investor may subscribe, or a minimum portion of the aggregate principal amount of the securities which may be issued by this type of arrangement. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and any other institutions we may approve. The subscribers’ obligations under delayed delivery and payment arrangements will not be subject to any conditions; however, the institutional investors’ subscription of particular securities must not at the time of delivery be prohibited under the laws of any relevant jurisdiction in respect, either of the validity of the arrangements, or the performance by us or the institutional investors under the arrangements.

We may enter into agreements with the underwriters, dealers and agents who participate in the distribution of the securities that may fully or partially indemnify them against some civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, or be our affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and accordingly we file reports and other information with the SEC.

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this prospectus. This prospectus is a part of that registration statement and it omits some information that is contained in the registration statement. The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may read and copy any document that we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports and other information regarding issuers that file electronically with the SEC at www.sec.gov. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities may be listed from time to time. We maintain an internet site at www.ab-inbev.com.

We will furnish to the Trustee referred to under “Description of Debt Securities and Guarantees” annual reports, which will include a description of operations and annual audited consolidated financial statements prepared in accordance with IFRS. We will also furnish to the Trustee certain interim reports that will include unaudited interim summary consolidated financial information prepared in accordance with IFRS. We will furnish to the Trustee all notices of meetings at which holders of securities are entitled to vote, and all other reports and communications that are made generally available to those holders.

VALIDITY OF SECURITIES

If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of such securities under New York law may be passed upon for us by our U.S. counsel, Sullivan & Cromwell LLP. If stated in the prospectus supplement applicable to a specific issuance of debt securities, the validity of such securities under Belgian law and Luxembourg law may be passed upon by our Belgian counsel, Clifford Chance LLP. Sullivan & Cromwell LLP may rely on the opinion of Clifford Chance LLP as to all matters of Belgian law and Luxembourg law and Clifford Chance LLP may rely on the opinion of Sullivan & Cromwell LLP as to all matters of New York law. If this prospectus is delivered in connection with an underwritten offering, the validity of the debt securities or warrants may be passed upon for the underwriters by United States, Belgian and

Luxembourg counsel for the underwriters specified in the related prospectus supplement. If no Belgian or Luxembourg counsel is specified, such U.S. counsel to the underwriters may also rely on the opinion of Clifford Chance LLP as to certain matters of Belgian and Luxembourg law, respectively.

EXPERTS

Our consolidated financial statements as of and for the years ended 31 December 2017 and 2016, and the retrospective adjustments to the 2015 consolidated financial statement disclosures, incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended 31 December 2017, and the effectiveness of our internal control over financial reporting, have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (a) express an unqualified opinion on the 2017 and 2016 consolidated financial statements, (2) express an unqualified opinion on the retrospective adjustments to the 2015 consolidated financial statement disclosures to reflect the change in presentation of the AB InBev Group’s segment information, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of 31 December 2015 (prior to adjustments to retrospectively reflect the change in presentation of the AB InBev Group’s segment information), incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended 31 December 2017, have been so incorporated in reliance on the report of PwC Bedrijfsrevisoren BCVBA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BCVBA (Sint-Stevens-Woluwe, Belgium) is a member of the Institut des Réviseurs d’Entreprises/Instituut der Bedrijfsrevisoren.

The consolidated financial statements of ABI SAB Group Holding Limited as of 31 March 2016 and 2015 and for the years ended 31 March 2016, 2015 and 2014 incorporated herein by reference to the Registration Statement on Form F-4 filed with the SEC on 26 August 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountant, given on the authority of said firm as experts in auditing and accounting.

Consent to the inclusion in this prospectus of such reports by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, PwC Bedrijfsrevisoren BCVBA and PricewaterhouseCoopers LLP have been filed as Exhibits 23.1, 23.2 and 23.4, respectively, to this Form F-3.

EXPENSES

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this Registration Statement:

Securities and Exchange Commission registration fee		$(1)
Printing and engraving expenses	$50,000
Legal fees and expenses	$700,000
Accountants’ fees and expenses	$70,000
Trustee fees and expenses	$20,000
Total	$840,000

(1)

The Registrants are registering an indeterminate amount of securities under the Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of any additional registration fee until the time the securities are sold under the Registration Statement pursuant to a prospectus supplement.

REGISTERED OFFICE OF THE ISSUER

Anheuser-Busch InBev Worldwide Inc.

One Busch Place, St. Louis, MO 63118

United States

REGISTERED OFFICE OF THE PARENT GUARANTOR

Anheuser-Busch InBev SA/NV

Brouwerijplein 1, 3000

Leuven, Belgium

LEGAL ADVISORS TO THE ISSUER AND THE PARENT GUARANTOR

As to U.S. law	As to Belgian law
Sullivan & Cromwell LLP	Clifford Chance LLP
1 New Fetter Lane London EC4A 1AN United Kingdom	65 Avenue Louise 1050 Brussels Belgium

LEGAL ADVISORS TO THE UNDERWRITERS

As to U.S. law	As to Belgian law
Allen & Overy LLP	Allen & Overy LLP
One Bishops Square London E1 6AD United Kingdom	Avenue de Tervueren/Tervuerenlaan 268 A B-1150 Brussels Belgium

TRUSTEE, PAYING AGENT, TRANSFER AGENT AND REGISTRAR

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th floor

Pittsburgh, PA 15262

United States

Anheuser-Busch InBev Worldwide Inc.

$2,500,000,000 4.150% Notes due 2025

$4,250,000,000 4.750% Notes due 2029

$750,000,000 4.900% Notes due 2031

$2,000,000,000 5.450% Notes due 2039

$4,000,000,000 5.550% Notes due 2049

$2,000,000,000 5.800% Notes due 2059

Fully and unconditionally guaranteed by

Anheuser-Busch InBev SA/NV

Anheuser-Busch InBev Finance Inc.

Brandbev S.à r.l.

Brandbrew S.A.

Cobrew NV

Anheuser-Busch Companies, LLC

PROSPECTUS SUPPLEMENT

10 January 2019

Joint Bookrunners

BofA Merrill Lynch	Barclays	Citigroup	Deutsche Bank Securities	J.P. Morgan

Mizuho Securities	MUFG	Rabo Securities	SMBC Nikko

Co-Managers

NatWest Markets	Wells Fargo Securities	Commerzbank	U.S. Bancorp